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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Equitable Resources, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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225 North Shore Drive Pittsburgh, PA 15212-5861

Notice of Annual Meeting of Shareholders
To Be Held April 12, 2006

        The annual meeting of shareholders of Equitable Resources, Inc. will be held on Wednesday, April 12, 2006, at 10:30 a.m. We will be in the SpringHill Suites North Shore located at 223 Federal Street in Pittsburgh, Pennsylvania. If you owned common stock of Equitable Resources, Inc. at the close of business on February 13, 2006, you may vote at this meeting.

        At the meeting, we plan to:

    1)
    Elect three directors to serve for new terms;

    2)
    Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2006;

    3)
    Consider and act upon a proposal to approve the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan; and

    4)
    Transact other business properly presented at the meeting or any adjournment or postponement of the meeting.

        Your Board of Directors recommends that you vote for all director nominees, for ratification of the independent registered public accounting firm, and for approval of the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan.

        Please consider the issues presented in this proxy statement, and vote your shares as promptly as possible by signing and returning the enclosed proxy card in the envelope provided or by following the internet or telephone voting instructions included in this proxy statement.

                      On behalf of the Board of Directors

                      JOHANNA G. O'LOUGHLIN
                      Senior Vice President, General Counsel
                      and Corporate Secretary

March 10, 2006

2

STOCK OWNERSHIP AND PERFORMANCE	18
Significant Shareholders	18
Stock Ownership of Directors and Executive Officers	19
Section 16(a) Beneficial Ownership Reporting Compliance	20
Stock Performance Graph	21
EQUITY COMPENSATION PLANS	22
2005 Directors' Deferred Compensation Plan	22
Directors' Deferred Compensation Plan	22
EXECUTIVE COMPENSATION	23
Summary Compensation Table	23
Option/SAR Grants in 2005	25
Aggregated Option/SAR Exercises in 2005 & Year-End 2005 Option/SAR Values	25
Long-Term Incentive Plans-Awards in 2005	26
EMPLOYMENT AND OTHER ARRANGEMENTS	27
Employment Agreement	27
Non-competition and Non-solicitation Agreements	27
Change in Control Agreements	28
Pension Plan	29
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	30
Role of the Compensation Committee	30
Compensation Philosophy	30
Executive Compensation Guiding Principles	30
Compensation should be related to performance	30
Incentive compensation should be a greater part of total compensation for executives	31
Compensation levels should be competitive	31
Incentive compensation should balance short- and long-term performance	31
Equitable Resources executives should be provided with opportunities to own Equitable Resources stock	31
We seek to maximize the tax deductibility of compensation as appropriate	31
Components of Our Compensation Program	32
Base Salary	32
Annual Incentives	33
Long-Term Incentives	33
Stock Ownership Guidelines	34
Special Grants	34
Termination of Deferred Compensation Plans	35
Compensation of the Chief Executive Officer	35
REPORT OF THE AUDIT COMMITTEE	37
ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38
ITEM NO. 3 — PROPOSAL TO APPROVE THE AMENDMENT AND CONTINUATION OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN	39
General	39
Administration	39
Eligibility	40
Incentive Awards	40

3

Payment of Incentive Awards	40
Plan Benefits	41
Change of Control	41
Amendment or Termination of Incentive Plan	41
U.S. Income Tax Consequences	42
Amendments	42
Vote Required	42
ADDITIONAL INFORMATION	42
Other Matters	42
Annual Report and Form 10-K	42
APPENDIX A — Equitable Resources, Inc. Audit Committee Charter	A-1
APPENDIX B — Equitable Resources, Inc. Executive Short-Term Incentive Plan	B-1

4

EQUITABLE RESOURCES, INC.
225 North Shore Drive
Pittsburgh, PA 15212-5861

PROXY STATEMENT

This proxy statement is first being mailed to shareholders on or about March 10, 2006. On September 1, 2005, the company effected a two-for-one stock split payable to shareholders of record on August 12, 2005. Except where expressly noted to the contrary, all share and share equivalent information has been adjusted to reflect the stock split.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Equitable Resources, Inc. is soliciting proxies for its 2006 annual meeting of shareholders. This booklet and proxy card contain information about the items you will vote on at the annual meeting and about the voting process. We sometimes refer to Equitable Resources, Inc. in this proxy statement as "Equitable," "Equitable Resources," the "company" or "we."

How do I contact Equitable's corporate secretary?

You may contact the company's corporate secretary by sending correspondence to: 225 North Shore Drive, Pittsburgh, Pennsylvania 15212.

Who is entitled to vote, and how many votes do I have?

You can vote if you held common stock of Equitable Resources at the close of business on February 13, 2006. For each item presented for vote, you have one vote for each share you own. In addition, in the election of directors, you may cumulate votes by multiplying your shares by the number of directors to be elected and casting all of your votes for a single candidate or by distributing them among any two or more candidates.

How do I vote?

You may vote:

  •
  in person by attending the meeting;

  •
  by following the instructions on the enclosed proxy card, completing, and mailing it in the prepaid envelope provided;

  •
  by following the instructions at the Internet site http://www.proxyvoting.com/eqt; or

  •
  by following the instructions for telephone voting after calling 1-866-540-5760.

In the case of Internet or telephone voting, you should have your proxy card in hand and retain it until you have completed the voting process. If you vote by Internet or telephone, you do not need to mail back the proxy card. Even if you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

If your broker holds your shares in "street name," your broker will contact you to ask for your voting instructions as to how to vote those shares.

Can I change my vote?

You can revoke your proxy before the time of voting at the meeting by:

  •
  voting a revised proxy by card, Internet or telephone dated later than the prior proxy;

  •
  voting in person at the meeting; or

  •
  notifying the corporate secretary of Equitable Resources in writing that you are revoking your proxy.

What shares are included on my proxy card?

If the name on the accounts is the same, the shares on your proxy card may represent (i) shares for which you have a certificate; (ii) shares that you hold in book-entry form; and (iii) shares that you have in a dividend reinvestment account of the company's Dividend Reinvestment and Stock Purchase Plan. Shareholders owning both certificated shares and shares in book-entry form will receive one proxy card covering both the certificated and book-entry shares. If you separately own shares through your broker, you will receive a separate voting instruction card from the broker. Employees holding stock in the Employee Savings Plan, the Employee Savings and Protection Plan and/or as restricted shares under the 1999 Long-Term Incentive Plan will receive separate voting direction cards for those plans. Employees holding stock acquired through the Employee Stock Purchase Plan will receive a voting direction card covering all shares held in their individual account from Fidelity Stock Plan Services, LLC, the plan recordkeeper. The direction cards have an earlier return date than proxy cards. Please review your direction card or proxy card for the date by which your instructions must be received in order for your shares to be voted.

What if I receive more than one proxy card?

Except as discussed above under the caption "What shares are included on my proxy card?," if you receive more than one proxy card, you have shares registered differently in more than one account. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3315, South Hackensack, New Jersey 07606, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com.

What is householding?

We have adopted a procedure approved by the Securities and Exchange Commission called "householding," which reduces our printing costs and postage fees. Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our 2005 annual report on Form 10-K and proxy statement unless one or more of these shareholders notify us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If a shareholder of record residing at a household to which we sent only one copy of our 2005 Form 10-K and proxy statement wishes to receive separate documents in the future, he or she may discontinue householding by contacting our transfer agent, Mellon Investor Services LLC, at P.O. Box 3315, South Hackensack, New Jersey 07606, at its toll free number (800-589-9026) or on its website at www.melloninvestor.com. If you are an eligible shareholder of record receiving multiple copies of our 2005 Form 10-K and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

If a shareholder of record residing at a household to which we sent only one copy of our 2005 Form 10-K and proxy statement wishes to receive an additional copy for this meeting, he or she may contact the corporate secretary of Equitable Resources at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 or by phone at 412-553-5891. The company will promptly deliver, upon request, a separate 2005 Form 10-K and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

Is my vote important?

Your vote is more important than ever in 2006. Each share of Equitable stock that you own represents one vote. If you do not vote your shares, you will not have a say in the important issues to be voted on at the annual meeting. The three nominees receiving the most votes "for" election will be elected as directors; and, in order to pass, each other proposal included in this year's proxy statement will require a majority of votes present or represented at the annual meeting. Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company. In addition, banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as approval of the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan, although they may vote their clients' shares on the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm.

How will my shares be voted on the matters planned to be presented at the meeting?

You may vote your shares in your discretion either by proxy or in person at the annual meeting. If you vote by proxy, your shares will be voted as indicated in your properly completed unrevoked proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed unrevoked proxy will be voted as recommended by the Board of Directors. If you are the shareholder of record and do not return a proxy card or do not vote by telephone or on the internet, your shares will not be voted. See "Is my vote important?" above for the right of banks and brokers to vote on non-routine matters for which they have not received voting instructions.

If I am an employee holding shares pursuant to an employee plan, how will my shares be voted?

The administrator of the 1999 Long-Term Incentive Plan will vote your restricted shares (a) in accordance with the instructions on your returned direction card or (b) as recommended by the Board of Directors if you return a direction card with no instructions. If you do not return a direction card, your shares will not be voted.

The trustee of the Employee Savings Plan and the Employee Savings and Protection Plan will vote your shares (a) in accordance with the instructions on your returned direction card or (b) in proportion to the way other plan participants voted their shares if you do not return a direction card or if you return a direction card with no instructions.

The recordkeeper for the Employee Stock Purchase Plan will vote your shares (a) in accordance with the instructions on your returned direction card or (b) in its discretion on routine proposals such as the election of directors and the ratification of Ernst & Young LLP as independent registered public accounting firm, if you do not return a direction card or if you return a direction card with no instructions.

How will my shares be voted on other matters that may be presented to the meeting?

Since no shareholder has indicated an intention to present any other matter to the 2006 annual meeting in accordance with the advance notice provision in the company's by-laws, the Board is not aware of any other proposals for the meeting. If another proposal is presented, the persons named as proxies will vote your returned proxy in their discretion.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder on February 13, 2006. Seating is limited and will be offered on a "first come, first served" basis. If you plan to attend the meeting, you will need an admission ticket, which you can obtain by checking the appropriate box on your proxy card or by writing to the corporate secretary of Equitable Resources. See the caption "How do I contact Equitable's corporate secretary?" above. If a broker holds your shares, you must include proof of your ownership of Equitable stock, such as a copy of your brokerage account statement or an omnibus proxy, which you can get from your broker, and we will send you an admission ticket. Shareholders must present a form of photo identification, such as a driver's license, in order to be admitted to the annual meeting. No cameras, recording equipment, large bags or packages will be permitted in the annual meeting.

What constitutes a "quorum" for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have returned a proxy. Abstentions, broker non-votes (defined in "How are the votes counted?") and votes withheld from director nominees also are counted in determining whether a quorum is present.

What is the total number of outstanding shares?

At the close of business on February 13, 2006, the record date for the meeting, Equitable Resources had 119,871,576 shares of common stock outstanding.

How are the votes counted?

The three director candidates who receive the highest number of votes cast will be elected. Approval of each other item requires a majority of the votes present or represented at the meeting. Abstentions and broker non-votes are not counted either in favor of or against the election of the director nominees. Abstentions and broker non-votes are not counted as votes cast and therefore will not affect the outcome of the election of directors. For the purpose of determining whether shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. A broker non-vote occurs when a broker or other nominee who holds shares for another person returns a proxy but does not vote on a particular item, usually because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. See the caption "Is my vote important?" for the right of banks and brokers to vote on non-routine matters for which they have not received voting instructions.

Who pays for the solicitation of proxies?

We do. We are soliciting proxies primarily by use of the mails. However, we may also solicit proxies in person, by telephone, by facsimile, by courier or by electronic means. To the extent that our directors and officers participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. Mellon Investor Services LLC assists Equitable Resources with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses. Equitable Resources also reimburses brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.

May I nominate someone to be a director of Equitable Resources?

Shareholders may either nominate individuals to serve as directors at the annual meeting of the shareholders or recommend individuals as possible director nominees to the Corporate Governance Committee to consider in its normal course.

If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of Equitable Resources. To do this, you must send advance written notice to the corporate secretary. See the caption "How do I contact Equitable's corporate secretary?" above. According to the company's by-laws, we must receive notice of nominations for the 2007 annual meeting not less than 90 but not more than 120 days before April 12, 2007, the anniversary date of this year's annual meeting.

The Board's Corporate Governance Committee will consider candidates recommended by the company's shareholders. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to Equitable's corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 11, 2006.

Any notice or recommendation provided by the nominating shareholder must include certain information about the person or persons nominated and about the nominating shareholder (see the "Director Nominations" section of this proxy statement for details). For additional information, contact the corporate secretary.

When are shareholder proposals due?

Under the rules of the Securities and Exchange Commission, eligible shareholders may submit proposals for inclusion in the proxy statement for our 2007 annual meeting. You must submit shareholder proposals in writing to the corporate secretary at the address provided previously in this proxy statement by November 11, 2006 for them to be considered for inclusion in the 2007 proxy statement.

Under the company's by-laws, you may present proposals in person at the 2007 annual meeting if you are a shareholder entitled to vote. The corporate secretary must receive any proposals to be presented, which will not be included in next year's proxy statement, not less than 90 but not more than 120 days before April 12, 2007, the anniversary date of this year's annual meeting. Proposals received outside that time period, including any proposal nominating a person as a director, may not be presented at the annual meeting.

ITEM NO. 1 — ELECTION OF DIRECTORS

(Item No. 1 on the proxy card)

The Board of Directors of Equitable Resources currently has eleven members, who are divided into three classes. The classes are as equal in number as is possible depending on the total number of directors at any time. Generally, directors are elected for three-year terms. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that the shareholders elect approximately one-third of the members of the Board of Directors annually. The terms of three directors expire at this annual meeting. All three of those directors, Thomas A. McConomy, Barbara S. Jeremiah and Dr. Lee T. Todd, Jr. will stand for election at the annual meeting.

The persons named as proxies will vote for the nominees named, as more fully discussed under the caption "Questions and answers about the annual meeting," unless you withhold authority to vote for any one or more of them. The votes represented by any proxy may be cumulated and voted at the discretion of the persons named as proxies in favor of any one or more of the nominees, unless otherwise indicated on your proxy card. The effect of this discretionary authority may be to offset the effect of your having withheld authority to vote for individual nominees because the persons named as proxies will be able to allocate votes of shareholders who have not withheld authority to vote for those nominees. The three nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the annual meeting, then the persons named as proxies intend to vote for substitute nominees proposed by the Board, unless the Board decides to reduce the number of directors. The three individuals who receive the largest number of votes cast for the term of three years to expire in 2009 will be elected directors for such term.

The Board of Directors recommends a vote FOR all nominees for the Board of Directors.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2009

THOMAS A. McCONOMY Age 72 Director Since May 1991

Chairman, Calgon Carbon Corporation (manufacturer and marketer of activated carbon and related products and services), since February 2003; Director, Calgon Carbon Corporation, since April 1985. Retired President and Chief Executive Officer, Calgon Carbon Corporation, since April 1999.

Chairman of the Compensation Committee and member of the Executive Committee.

BARBARA S. JEREMIAH        Age 54    Director Since May 2003

Executive Vice President, Corporate Development, Alcoa, Inc. (producer of aluminum), since July 2002; Vice President, Corporate Development, Alcoa, Inc., January 1998 through July 2002.

Member of the Corporate Governance and Audit Committees.

LEE T. TODD, JR., Ph.D.        Age 59    Director since November 2003

President, University of Kentucky since July 2001; Senior Vice President, Lotus Development Corporation, June 2000 through May 2001.

Member of the Compensation and Corporate Governance Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2008

PHYLLIS A. DOMM, Ed.D.        Age 59    Director since May 1996

President, Management and Marketing Solutions Associates Inc. (business and human capital strategy consulting), since January 2006; Retired Vice President, Human Resources, Intermountain Health Care (health care services), June 2000 through December 2005.

Member of the Audit and Compensation Committees.

DAVID L. PORGES Age 48 Director since May 2002

Vice Chairman and Executive Vice President, Finance and Administration, Equitable Resources, since January 2005; Director, Executive Vice President and Chief Financial Officer, Equitable Resources, May 2002 through December 2004; Executive Vice President and Chief Financial Officer, Equitable Resources, February 2000 through May 2002.

JAMES E. ROHR        Age 57    Director since May 1996

Chairman and Chief Executive Officer, The PNC Financial Services Group, Inc. (financial services), since August 2002; Chairman, President and Chief Executive Officer, The PNC Financial Services Group, Inc., May 2001 through August 2002; President, Chief Executive Officer and Director, The PNC Financial Services Group, Inc., May 2000 through May 2001. Also a director of Allegheny Technologies, Inc. and BlackRock,  Inc.

Chairman of the Executive Committee and member of the Compensation Committee.

DAVID S. SHAPIRA        Age 64    Director since May 1987

Chairman, Chief Executive Officer and President, Giant Eagle, Inc. (retail grocery store chain), since July 2005; Chairman and Chief Executive Officer, Giant Eagle, Inc., since February 1994. Also a director of Mellon Financial Corporation.

Member of the Audit and Executive Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

VICKY A. BAILEY        Age 53    Director since June 2004

President, Anderson Stratton International, LLC (strategic consulting and government relations), since November 2005; Partner, Johnston & Associates, LLC (consulting firm), March 2004 through October 2005; Assistant Secretary for the Office of Policy and International Affairs at the Department of Energy, June 2001 through February 2004; President, PSI Energy, Inc. 2000 through May 2001. Also a director of Scottish Power plc.

Member of the Corporate Governance Committee.

MURRY S. GERBER        Age 53    Director since May 1998

Chairman, Equitable Resources, since May 2000; President and Chief Executive Officer, Equitable Resources, since June 1998. Also a director of BlackRock, Inc.

Member of the Executive Committee.

GEORGE L. MILES, JR.        Age 64    Director since July 2000

President and Chief Executive Officer, WQED Multimedia (multimedia company), since 1994. Also a director of WESCO International, Inc., Harley-Davidson, Inc., Westwood One, Inc. and American International Group, Inc.

Chairman of the Corporate Governance Committee and member of the Executive Committee.

JAMES W. WHALEN        Age 64    Director since July 2003

President of Finance and Administration, Targa Resources, Inc. (gas transportation and liquids products company), since November 2005; Consultant, Parker Drilling Company (global drilling company), since November 2005; Senior Vice President and Chief Financial Officer, Parker Drilling Company, October 2002 through October 2005; Chief Financial Officer, Diversified Diagnostic Products, Inc. (medical equipment company) and consultant, January 2000 through September 2002. Also Vice Chairman of the Board of Parker Drilling Company.

Chairman of the Audit Committee and member of the Executive Committee.

Meetings of the Board of Directors and Committee Membership

The Board of Directors held six regular meetings and one special meeting during 2005. The independent directors met six times in executive session without any officer of the company present. During 2005, attendance at all Board meetings averaged 91%. The company encourages its directors to attend the annual meeting of the shareholders, and it has been their practice to do so. All eleven directors attended the company's 2005 annual meeting of shareholders.

The four standing committees of the Board are the Audit, Compensation, Corporate Governance and Executive Committees. The Corporate Governance Committee serves as the nominating committee for the company. During 2005, attendance at all committee meetings averaged 94%. In 2005, each of the directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees on which the director served. The Board may from time to time form new committees, disband an existing committee, and delegate additional responsibilities to a committee.

The table below sets forth membership and meeting information for each Board committee.

Name of Director	Audit		Compensation		Corporate Governance		Executive
Ms. Bailey					x
Dr. Domm	x		x
Mr. Gerber							x
Ms. Jeremiah	x				x
Mr. McConomy			x	*			x
Mr. Miles					x	*	x
Mr. Rohr			x				x	*
Mr. Shapira	x						x
Dr. Todd			x		x
Mr. Whalen	x	*					x
Total meetings in fiscal year 2005	9		7		6		0

x = Committee Member; * = Chair

The responsibilities of the committees are set forth in written charters, which are reviewed periodically by the committees, the Corporate Governance Committee and, where appropriate, the Board. All of the charters are available on the company's website at www.eqt.com. The members and main responsibilities of each committee are as follows:

Audit Committee

  •
  Comprised of Dr. Domm, Ms. Jeremiah and Messrs. Shapira and Whalen (Chair), who are non-employee, independent directors.

  •
  Each member of the Committee is financially literate. Additionally, the Board of Directors has determined that Mr. Whalen qualifies as an "audit committee financial expert" as such term is defined under the Securities and Exchange Commission's regulations and, as such, Mr. Whalen also has accounting or related financial management expertise under the New York Stock Exchange rules. Shareholders should understand that this designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Whalen's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Whalen any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board.

  •
  Assists the Board by overseeing:

•
the accounting and financial reporting processes of the company

•
the audits of the financial statements of the company

•
the integrity of the company's financial statements

•
the qualifications, independence and performance of the company's independent auditors

•
the qualifications and performance of the company's internal audit function

•
the compliance by the company with legal and regulatory requirements, including the company's Code of Business Conduct and Ethics

•
Is responsible for hiring, overseeing and compensating the company's independent auditors.

Compensation Committee

  •
  Comprised of Drs. Domm and Todd and Messrs. McConomy (Chair) and Rohr, who are non-employee, independent directors.

  •
  Discharges the Board's responsibilities relating to compensation of the company's officers.

  •
  Provides oversight and, as required, administration of the company's benefit plans, including incentive-based compensation plans and equity-based plans.

Corporate Governance Committee

  •
  Comprised of Mses. Bailey and Jeremiah, Mr. Miles (Chair) and Dr. Todd, who are non-employee, independent directors.

  •
  Establishes and recommends to the Board the requisite skills and characteristics to be found in, and identifies individuals qualified to serve as, members of the Board and recommends to the Board the director nominees for each annual meeting of shareholders.

  •
  Develops and recommends to the Board a set of corporate governance principles.

  •
  Recommends Committee membership, including a Chair, for each Committee.

  •
  Identifies and approves corporate goals and objectives relevant to the compensation of the chief executive officer of the company and annually reviews the chief executive officer's performance against such goals and objectives.

  •
  Recommends an appropriate compensation structure for the directors, including administration of stock-based plans for the directors.

Executive Committee

  •
  Comprised of Messrs. McConomy, Miles, Rohr (Chair), Shapira and Whalen who are non-employee, independent directors and Mr. Gerber, Chairman, President and Chief Executive Officer.

  •
  Has the authority to act in all matters that the full Board may act upon when the Board is not in session, unless limited by a resolution of the Board and except to the extent limited by law.

Director Nominations

The responsibilities of the Corporate Governance Committee include identifying and recommending to the Board the requisite skills and characteristics to be found in individuals qualified to serve as members of the Board and recommending to the Board the director nominees for each annual meeting of shareholders. The Committee typically considers new nominees for the Board in the context of a vacancy on the Board resulting from resignation or retirement of a director or to fill a skill need identified by the Board. Director candidates have been identified most often by senior management and members of the Board considering individuals both within and external to their respective networks. The Committee has in the past retained, and may in the future retain, a consultant to assist in the process.

As set forth in the Committee's charter, the Committee will consider submissions from shareholders in making its recommendation. Any shareholder desiring to recommend an individual to serve as a director of the company should submit to the Corporate Governance Committee Chair, c/o corporate secretary, as far in advance of the annual meeting of shareholders as possible but in any event not later than November 11, 2006, the following information:

  •
  The information required by Section 3.07 of the company's by-laws (a copy of which will be provided to any shareholder upon written request), including the nominee's consent to serve as a director if elected, the proposing shareholder's name and address, the number of shares beneficially owned and the length of time the shares have been held. In addition, the company may require the shareholder to provide such further information as it may reasonably request.

  •
  A statement setting forth the basis upon which the proposing shareholder believes the proposed nominee meets the qualification guidelines set forth below, including the standards of independence set forth in the company's Corporate Governance Guidelines, and should be nominated as a director of the company.

  •
  Such other information as the proposing shareholder believes will be beneficial in assisting the Corporate Governance Committee to fulfill its responsibilities.

See the caption "How do I contact Equitable's corporate secretary?" under "Questions and answers about the annual meeting."

In evaluating individuals identified as possible director nominees, whether the source of the possible nominee is another director, a member of management, a shareholder or otherwise, the Committee assesses the experience and personal characteristics of the possible nominee against the guidelines identified below. Possible nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Committee, the best match for the Board. The Committee retains the right to modify the guidelines including the criteria for evaluating the qualifications of potential nominees for election to the Board as set forth therein, from time to time. For the 2006 annual meeting, the company did not receive any shareholder recommendations for possible director nominees.

In identifying director candidates, the Committee utilizes the following guidelines:

  Individual qualifications

•
Possesses integrity, competence, insight, creativity and dedication together with the ability to work with colleagues while challenging one another to achieve superior performance

•
Has attained prominent position in his or her field of endeavor

•
Possesses broad business experience

•
Has ability to exercise sound business judgment

•
Is able to draw on his or her past experience relative to significant issues facing the company

•
Has experience in the company's industry or in another industry or endeavor with practical application to the company's needs

•
Has sufficient time and dedication for preparation as well as participation in Board and Committee deliberations

•
Has no conflict of interest

•
Meets such standards of independence and financial knowledge as may be required or desirable

•
Possesses attributes deemed appropriate given the then current needs of the Board

  Composition of the Board as a whole

•
A diversity of background, perspective and skills related to the company's business

•
A diversity of race, gender and age

Contacting the Board

You may contact the Board of Directors, or any individual director, by writing to the Corporate Governance Committee Chair c/o corporate secretary or by sending an email to corpgovchair@eqt.com. See the caption "How do I contact Equitable's corporate secretary?" under "Questions and answers about the annual meeting."

CORPORATE GOVERNANCE

Governance Principles

Equitable maintains a corporate governance page on its website which includes key information about its corporate governance practices, including its Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors. The corporate governance page can be found at www.eqt.com, by clicking on "Investors" and then "Corporate Governance". Equitable will provide a copy of its Corporate Governance Guidelines, Code of Business Conduct and Ethics and any of the Board Committee charters upon request by a shareholder to the corporate secretary. See the caption "How do I contact Equitable's corporate secretary?" under "Questions and answers about the annual meeting."

Equitable's corporate governance policies and practices are compliant with the corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission, including:

  •
  The Board of Directors has adopted clear corporate governance policies

  •
  Nine of the eleven members of the Board are independent of Equitable and its management

  •
  The Board's non-management directors meet periodically in executive session, and the Chair of the Corporate Governance Committee has been identified as the presiding director at all such executive sessions

  •
  All members of each of the key Committees of the Board of Directors – Audit, Compensation and Corporate Governance – are independent of the company and its management

  •
  Each of the key Committees has a charter that reflects legal requirements and good corporate governance

  •
  The Board of Directors and each of the key Committees engage in annual self-evaluations

  •
  The directors of the company are encouraged to participate in educational programs relating to corporate governance and business-related issues, and the company provides funding for such activities

  •
  Equitable has a Code of Business Conduct and Ethics applicable to all employees and directors of the company

  •
  The Corporate Governance Committee of the Board of Directors reviews the company's governance policies and practices periodically and makes recommendations to the Board

Director Independence

In accord with the company's Corporate Governance Guidelines, the majority of directors at any time will be independent. For a director to be considered an "independent director", the Board must annually determine that he or she has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization which has such a relationship with the company). To assist it in determining director independence, the Board established guidelines which conform to the independence requirements of the New York Stock Exchange.

Under the company's Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. A director will not be independent if:

  •
  Within the last three years the director was employed by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

  •
  Within the last three years an immediate family member of the director was employed as an executive officer by the company, or received more than $100,000 in direct compensation during any 12-month period (other than director and committee fees and deferred compensation for prior service which is not contingent in any way on continued service) from the company

  •
  The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor (in each case "company auditor")

  •
  The director is a current employee of a company auditor

  •
  The director has an immediate family member who is a current employee of a company auditor and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice

  •
  Within the last three years the director or an immediate family member was (but no longer is) a partner or employee of a company auditor and personally worked on the company's audit within that time

  •
  Within the last three years a company executive officer was on the compensation committee of the board of directors of a company which employed the company director as an executive officer, or which employed an immediate family member of the director as an executive officer

  •
  The director is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues

In assessing the independence of a director, the Board considers the materiality of charitable contributions made by the company to any tax-exempt organization for which the director serves as an executive officer. During the past three fiscal years, the company has not made, in any single fiscal year, contributions to any tax-exempt organization for which any director serves as an executive officer that exceeded the greater of $1 million, or 2% of such tax-exempt organization's consolidated gross revenues.

Each member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee is independent under the guidelines described above. In addition, each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission and each member of the Compensation Committee is independent under the requirements of the Internal Revenue Code and the rules of the Securities and Exchange Commission.

The ownership of stock in the company by directors is encouraged and the ownership of a substantial amount of stock is not in itself a basis for a director to be considered as not independent, provided that it may preclude participation on the Audit Committee of the company if the magnitude of such ownership is sufficient to make the director an "affiliated person" of the company as described in the Audit Committee Charter. As described in the "Directors' Compensation and Retirement Program – Equity-Based Compensation" section of this proxy statement, the directors have established stock ownership guidelines for themselves.

Utilizing the above standards, the Board of Directors has determined that the following directors are independent of Equitable and its management: Drs. Domm and Todd, Mses. Bailey and Jeremiah and Messrs. McConomy, Miles, Rohr, Shapira and Whalen. Messrs. Gerber and Porges, each of whom is an executive officer of the company, are the only directors who are not independent.

Certain Relationships and Related Transactions

In the course of ordinary business, Equitable Resources may have engaged in transactions with companies and organizations for which an Equitable Resources director served as an officer. Those directors did not have a material interest in any such transaction and none of those transactions exceeded 5% of the gross revenues of either Equitable Resources or the other organization. Moreover, any such transactions were entered into at arms-length on terms we believe to have been fair.

DIRECTORS' COMPENSATION AND RETIREMENT PROGRAM

In April 2005, a compensation consultant reviewed the total compensation for directors. Specifically, retainer fees, meeting fees, insurance and stock-based long-term incentives were reviewed using, as the competitive benchmark, levels of total compensation paid to directors of 30 energy companies, 20 general industry companies of comparable revenue and equity capitalization size and 14 companies located in the company's geographic area or of other relevance. Set forth below is the compensation for non-employee directors. No compensation is paid to employee directors for their service as directors.

Cash Compensation

  •
  An annual cash retainer of $24,000 is paid to non-employee directors on a quarterly basis. This level of retainer was found to be competitive and no changes were made in 2005 to this compensation component.

  •
  The cash meeting fee is $1,500 for each Board and Committee meeting attended. If a non-employee director participates in a meeting by telephone, the meeting fee is $750. An additional $1,000 is paid to the Audit Committee Chair and $500 is paid to each other Committee Chair, for each Committee meeting attended.

  •
  The company reimburses directors for their travel and related expenses in connection with attending Board meetings and Board-related activities. The company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for Equitable Resources.

Equity-Based Compensation

  •
  The stock option award under the 1999 Non-Employee Directors' Stock Incentive Plan that was historically granted to non-employee directors on an annual basis was replaced in 2003 by a grant of stock units that vested upon award and was payable on a deferred basis under the Directors' Deferred Compensation Plan. Similarly, in 2005, a grant of 2,000 deferred stock units was awarded to each non-employee director that vested upon award. Each deferred stock unit is equal in value to one share of company common stock, but does not have voting rights. Dividends are credited quarterly in the form of additional stock units. The value of the stock units will be paid in cash on the earlier of the director's death or termination of service as a director. The number of stock units, options, or other stock-based awards granted in future years will be based on competitive practices as benchmarked by a nationally recognized compensation consultant.

  •
  The non-employee directors are subject to stock ownership guidelines which require them to hold shares (or share equivalents, including deferred stock units) of a value equal to at least two times the annual cash retainer. Under the guidelines, directors have up to two years to acquire a sufficient number of shares (or share equivalents, including deferred stock units) to meet this requirement. All of the company's non-employee directors meet this share ownership requirement.

Deferred Compensation

  •
  The company has a deferred compensation plan for non-employee directors. In addition to the automatic deferral of stock units awarded, non-employee directors may elect to defer up to 100% of their annual retainer and fees into the 2005 Directors' Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in company stock or permitted mutual funds. Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal installments. The first distribution date will be 30 days following termination of service as a director. This deferred compensation is an unsecured obligation of the company. Ms. Jeremiah and Mr. Miles participated in the deferred compensation plan with respect to fees for 2005, and they and other directors have participated in prior years. The prior Directors' Deferred Compensation Plan continues to operate for the sole purpose of administering amounts vested under the plan on or prior to December 31, 2004.

  •
  In May 1999, the directors' retirement plan was curtailed and the accrued benefit of each active director was converted to a phantom stock account administered under the Directors' Deferred Compensation Plan. Imputed dividends are credited to the account as additional shares. All participants are vested upon death or termination of service as a director. Dr. Domm and Messrs. McConomy, Rohr and Shapira are the only active directors eligible for benefits under the retirement plan, which are distributable (in stock) upon death or termination of service as a director. Directors elected after May 1999 are not eligible to participate in the retirement plan.

Charitable Award

  •
  Non-employee directors who joined the Board prior to May 25, 1999 may designate a civic, charitable or educational organization as beneficiary of a $500,000 gift funded by a life insurance policy purchased by Equitable Resources. The directors do not receive any financial benefit from this program because the charitable deductions accrue solely to the company.

Matching Gifts

  •
  To further the company's support for charitable giving, non-employee directors are able to participate in the Matching Gifts Program of the Equitable Resources Foundation, Inc. (the "Equitable Foundation") on the same terms as all company employees. Under this program, the Equitable Foundation will match gifts of at least $100 made by the director to approved charities, up to an aggregate total of $10,000 in any calendar year.

The table below shows the total cash and equity-based compensation paid in 2005 to each of the company's current non-employee directors.

Director	Annual Board Retainer($)	Board Meeting Fees($)	Committee Meeting and Chair Fees($)	Deferred Stock Unit Awards*($)	Total($)
Ms. Bailey	24,000	7,500	7,500	56,740	95,740
Dr. Domm	24,000	9,750	21,000	56,740	111,490
Ms. Jeremiah	24,000	7,500	18,000	56,740	106,240
Mr. McConomy	24,000	9,750	13,250	56,740	103,740
Mr. Miles	24,000	8,250	11,250	56,740	100,240
Mr. Rohr	24,000	9,750	8,250	56,740	98,740
Mr. Shapira	24,000	6,750	9,750	56,740	97,240
Dr. Todd	24,000	9,000	12,000	56,740	101,740
Mr. Whalen	24,000	8,250	20,250	56,740	109,240

*
The value shown is the number of deferred stock units granted in 2005 (2,000 shares) multiplied by the closing price of Equitable's common stock on the day of grant ($28.37 per share on April 13, 2005).

STOCK OWNERSHIP AND PERFORMANCE

Significant Shareholders

The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Equitable Resources, Inc. common stock on December 31, 2005:

Name and Address	Shares Beneficially Owned		Percent of Common Stock Outstanding

Capital Research and Management Company	8,300,000	(1)	6.9%
333 South Hope Street
Los Angeles, CA 90071
George P. Sakellaris	6,457,792	(2)	5.3%
111 Speen Street, Suite 410
Framingham, MA 01701

(1)
Information based on a Securities and Exchange Commission Schedule 13G for the year ended December 31, 2005, reporting that Capital Research and Management Company has sole voting power over 2,830,000 shares and sole dispositive power over 8,300,000 shares. Capital Research and Management Company disclaims beneficial ownership over all 8,300,000 shares.

(2)
Information based on a Securities and Exchange Commission Schedule 13G for the year ended December 31, 2005, reporting that George P. Sakellaris has sole voting power over 6,057,792 shares, shared voting power over 320,000 shares, sole dispositive power over 6,057,792 shares and shared dispositive power over 320,000 shares. Mr. Sakellaris also reported beneficial ownership of 80,000 shares held in a trust for the benefit of, among others, his children.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Equitable Resources common stock beneficially owned by nominees for director, directors and named executive officers and all directors and executive officers as a group as of January 31, 2006, including shares they had the right to acquire within 60 days after January 31, 2006. The nominees for director, directors and executive officers have sole investment and voting power unless otherwise noted.

Name	Exercisable Stock Options(1)	Number of Shares Beneficially Owned(2)	Restricted Stock(3)	Deferred Share Equivalent Units(4)	Percent Of Class(5)
Murry S. Gerber Chairman, President & CEO	1,550,000	658,957	126,721	0	1.79
David L. Porges Vice Chairman & Executive Vice President, Finance & Administration	1,115,000	190,031	74,142	0	1.06
Vicky A. Bailey Director	0	0	0	2,035	*
Phyllis A. Domm Director	0	10,864	0	16,420	*
Barbara S. Jeremiah Director	0	0	0	12,645	*
Thomas A. McConomy(6) Director	46,904	32,296	0	30,690	*
George L. Miles, Jr. Director	17,200	4,506	0	11,315	*
James E. Rohr Director	30,400	4,706	0	16,420	*
David S. Shapira(7) Director	66,400	14,300	0	36,160	*
Lee T. Todd, Jr. Director	0	1,200	0	4,797	*
James W. Whalen Director	0	0	0	4,797	*
Philip P. Conti Vice President & CFO	175,500	41,606	5,230	0	*
Randall L. Crawford Vice President	161,900	30,733	10,460	0	*
Charlene Petrelli Vice President, Human Resources	96,200	7,114	11,028	0	*
Diane L. Prier Vice President	0	0	10,175	0	*
Directors and executive officers as a group (18 individuals)	3,786,018	1,148,185	267,546	135,279	3.99

*
Indicates ownership or aggregate voting percentage of less than 1%.

(1)
This column lists the number of shares of Equitable Resources common stock that the officers and directors had a right to acquire within 60 days after January 31, 2006 through exercise of stock options.

(2)
This column includes shares held of record and shares beneficially owned through a bank, broker or other nominee. It also includes, for executive officers, shares beneficially owned through the Employee Savings Plan and the Employee Stock Purchase Plan.

(3)
Reported in this column is the unvested portion of time-vested restricted stock awards and dividends accrued in the form of additional restricted shares.

(4)
This column lists the number of shares, or shares and share units, held in the directors' deferred compensation plans.

(5)
This column represents the sum of the individual's (or individuals') shares beneficially owned plus stock options exercisable within 60 days of January 31, 2006 as a percent of the sum of the company's outstanding shares at January 31, 2006 plus all options exercisable within 60 days of January 31, 2006. This calculation excludes all restricted stock and deferred share equivalent units.

(6)
Shares beneficially owned include 3,000 shares held jointly with spouse, as to which voting power and investment power are shared.

(7)
Shares beneficially owned include 6,300 shares that are held in a trust of which Mr. Shapira is a co-trustee and in which he has a beneficial interest and voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission rules require that we disclose late filings of stock ownership reports by directors, executive officers and all persons who beneficially own more than 10% of Equitable Resources' common stock. Due to the complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist directors and executive officers with these obligations.

Based solely upon the company's review of copies of the filings or written representations from the reporting persons, except as described below, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis. Each of Drs. Domm and Todd, Mses. Bailey and Jeremiah and Messrs. McConomy, Miles, Rohr, Shapira, and Whalen filed a late Form 4 in June 2005 reporting his or her April 2005 award of 1,000 deferred stock units (pre-split) because of administrative oversight on the part of the company, which did not timely identify that a filing was required in connection with receipt of these common stock equivalent units.

Stock Performance Graph

This graph compares the most recent five-year performance of Equitable Resources' common stock with the S&P 500 Index and a self-constructed peer group consisting of companies whose principal businesses are gas exploration and production and natural gas distribution. The graph assumes a $100 investment made on December 31, 2000 and the reinvestment of all dividends.

	2000	2001	2002	2003	2004	2005
EQUITABLE RESOURCES INC.	100.00	103.98	109.07	136.93	199.26	247.22
SELF-CONSTRUCTED PEER GROUP(1)	100.00	87.77	77.72	96.71	120.59	147.45
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75

(1)
Comprised of CMS Energy Corporation, Energen Corporation, Keyspan Corporation, Kinder Morgan, Inc., National Fuel Gas Company, NiSource Inc., OGE Energy Corp., Oneok, Inc., Peoples Energy Corporation, Questar Corporation and Southwestern Energy Company. This is the same peer group used for the company's short-term incentive plans. The company uses other peer groups for other purposes, including its executive performance incentive programs under the 1999 Long-Term Incentive Plan.

EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 with respect to shares of Equitable common stock that may be issued under the company's existing equity compensation plans, including the 1999 Long-Term Incentive Plan, the 1999 Non-Employee Directors' Stock Incentive Plan, the Directors' Deferred Compensation Plan, the 2005 Directors' Deferred Compensation Plan and the Employee Stock Purchase Plan.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (A)		Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights (B)		Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column A) (C)

Equity Compensation Plans Approved by Shareholders(1)	2,463,543	(3)	$14.77	(3)	4,214,559
Equity Compensation Plans Not Approved by Shareholders(2)	2,646,878		$17.76		6,235,887

Total	5,110,421	(3)	$16.32	(3)	10,450,446

(1)
Includes the 1999 Long-Term Incentive Plan, except for those shares issuable from treasury shares under the May 17, 2001 amendment to the plan, the 1999 Non-Employee Directors' Stock Incentive Plan and the Employee Stock Purchase Plan.

(2)
Includes 69,215 shares issuable under the Directors' Deferred Compensation Plan in connection with a 1999 phantom stock grant payable in common stock of Equitable Resources, and 10,000,000 shares issuable from treasury shares under the May 17, 2001 amendment to the 1999 Long-Term Incentive Plan, which was implemented without shareholder approval in compliance with the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission as then in effect. The 2005 Directors' Deferred Compensation Plan and the Directors' Deferred Compensation Plan are described below.

(3)
Excludes purchase rights accruing under the Employee Stock Purchase Plan, which has a 2,000,000 share shareholder-approved maximum of which 1,738,055 shares remain available for issuance.

2005 Directors' Deferred Compensation Plan

The 2005 Directors' Deferred Compensation Plan was adopted by the Compensation Committee of the Board of Directors, effective January 1, 2005. The plan was amended on December 15, 2005 to allow the plan to continue into 2006 and thereafter. Neither the original adoption of the plan nor its amendment required approval by shareholders. The plan allows non-employee directors to defer all or a portion of their directors' fees and retainer. Amounts deferred are payable upon retirement from the Board unless an early payment is authorized after the director suffers an unforeseeable financial emergency. In addition to deferred directors' fees and retainers, the deferred stock units granted to directors on or after January 1, 2005 under the 1999 Non-Employee Directors' Stock Incentive Plan are administered under this plan.

Directors' Deferred Compensation Plan

The Directors' Deferred Compensation Plan was suspended as of December 31, 2004. After December 31, 2004, the Directors' Deferred Compensation Plan continues to operate for the sole purpose of administering vested amounts deferred under the plan on or prior to December 31, 2004. The plan allowed non-employee directors of the company to defer all or a portion of their directors' fees and retainer. In 1999 the Board approved a one-time grant of 154,960 phantom shares in connection with curtailment of the retirement plan which was payable in company stock and was deferred under the plan. No other equity compensation grants have been made under the Directors' Deferred Compensation Plan. Deferred amounts are generally payable upon retirement from the Board, but may be payable earlier if an early payment is authorized after a director suffers an unforeseeable financial emergency. In addition to deferred directors' fees and retainers and the one-time grant of phantom shares, the deferred stock units granted to directors and vested prior to January 1, 2005 under the 1999 Non-Employee Directors' Stock Incentive Plan are administered under this plan.

EXECUTIVE COMPENSATION

The following tables contain information concerning the compensation of the Equitable Resources chief executive officer and each of the other four most highly compensated executive officers of the company in 2005. These persons are sometimes referred to as the "named executive officers" in this proxy statement.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Restricted Stock Awards($) (2)(3)	Securities Underlying Options/SARs (#)	LTIP Payouts ($) (4)	All Other Compensation ($) (5)
Murry S. Gerber Chairman, President & CEO	2005 2004 2003	580,008 580,008 580,008	0 1,975,000 880,000	0 0 0	118,320 940,500 0	0/0 0/0 150,000/0	19,812,262 6,247,492 0	53,443 101,918 53,443
Randall L. Crawford Vice President	2005 2004 2003	245,188 220,193 196,093	275,000 210,000 166,000	109,141 0 0	0 213,800 0	0/0 0/0 17,500/0	2,311,431 624,749 0	15,863 36,149 34,231
Philip P. Conti Vice President & CFO	2005 2004 2003	182,426 171,600 171,600	225,000 550,000 134,000	0 0 0	0 106,875 0	0/0 0/0 17,500/0	2,311,431 624,749 0	16,656 15,663 15,590
Charlene Petrelli Vice President, Human Resources	2005 2004 2003	194,600 186,150 169,058	180,000 150,000 120,000	0 0 32,533	0 181,302 36,760	0/0 0/0 35,000/0	1,545,356 624,749 0	17,468 15,602 15,358
Diane L. Prier(6) Vice President	2005 2004 2003	250,008 12,500 0	125,000 0 0	48,766 0 0	0 293,800 0	0/0 0/0 0/0	0 0 0	36,678 778 0

(1)
Perquisites for each named executive officer other than Mr. Crawford in 2005, Ms. Petrelli in 2003 and Ms. Prier in 2005, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such named executive officer; accordingly, amounts are not listed above. Other than a car allowance, paid parking, country club and dining club membership fees and annual dues, financial planning, supplemental life insurance and an executive physical, the named executive officers did not receive any other annual compensation. The perquisite that exceeded 25% of the total perquisites and other personal benefits received (a) by Mr. Crawford in 2005 was a country club membership initiation fee of $75,000, (b) by Ms. Petrelli in 2003 was a country club membership initiation fee of $10,000 and a car allowance of $8,816, and (c) by Ms. Prier in 2005 was a financial planning fee of $16,720.

(2)
The following chart sets forth the restricted stock grants:

	Year	Number of Restricted Shares	Grant Date	Vesting Date	Closing Market Price on Date of Grant ($)
Murry S. Gerber	2005 2004 2003	4,000 44,000 0	2/22/2005 2/25/2004 —	2/22/2008 2/25/2007 —	29.58 21.38 —
Randall L. Crawford	2005 2004 2003	0 10,000 0	— 2/25/2004 —	— 2/25/2007 —	— 21.38 —
Philip P. Conti	2005 2004 2003	0 5,000 0	— 2/25/2004 —	— 2/25/2007 —	— 21.38 —
Charlene Petrelli	2005 2004 2003	0 8,480 2,000	— 2/25/2004 2/5/2003	— 2/25/2007 2/5/2006	— 21.38 18.38
Diane L. Prier	2005 2004 2003	0 10,000 0	— 12/1/2004 —	— 12/1/2007 —	— 29.38 —

In all cases, dividends accrue during the restriction period. The Summary Compensation Table reflects restricted stock grants valued based on the closing market price on date of grant.

(3)
The following table shows the aggregate number of restricted shares (including shares acquired through dividend reinvestment) held by each named executive officer at December 31, 2005 and the aggregate value of these shares, based on the closing price of the company's common stock on December 30, 2005 ($36.69):

Name	Number of Shares	Value
Murry S. Gerber	126,721	$4,649,393
Randall L. Crawford	10,460	383,777
Philip P. Conti	5,230	191,889
Charlene Petrelli	11,028	404,617
Diane L. Prier	10,175	373,321
(4)
2005 payouts were made under the company's 2003 Executive Performance Incentive Program (the "2003 EPIP"), which was established to provide incentive benefits to retain senior executive employees of the company and to further align their interests with the interests of the company's shareholders. The amount of the awards was contingent upon the level of total shareholder return over the 3-year period relative to thirty (30) peer companies identified in the company's 2004 Form 10-K. On February 27, 2003, the company granted 878,800 stock units to participants. Under the program, zero to 1,757,600 stock units (200% cap) would be distributed upon vesting, depending upon the company's relative performance. Initial awards representing 107,000 stock units were forfeited. Vesting of the remaining stock units occurred on December 30, 2005 after the ordinary close of the performance period and resulted in 1,389,216 units, including accrued dividends, being distributed to active participants. This payout represents 166.7% of the original award granted to active participants. See further discussion of the 2003 EPIP under the captions "Components of Our Compensation Program Long-Term Incentives" and "Compensation of the Chief Executive Officer" in the Report of the Compensation Committee on Executive Compensation.

2004 payouts were made under the company's 2002 Executive Performance Incentive Program (the "2002 EPIP"). This Program was established with the same incentive and retention strategies identified for the 2003 EPIP. The amount of the awards was contingent upon the level of total shareholder return over the 3-year period relative to thirty (30) peer companies identified in the company's 2004 Form 10-K. On March 12, 2002, the company granted 143,000 stock units to participants. Stock units in this paragraph have not been adjusted for the September 1, 2005 two-for-one stock split. Under the program, zero to 286,000 stock units (200% cap) would be distributed upon vesting, depending upon the company's relative performance. Initial awards representing 18,000 stock units were forfeited. Vesting occurred on December 31, 2004 and resulted in 275,535 units, including accrued dividends being distributed to all participants. The payout represents 191.7% of the original award granted to remaining participants.

(5)
Includes payments in connection with the term insurance premiums for term life insurance policies, matching and other company contributions to the Employee Savings Plan, the company's contribution to the 2005 Employee Deferred Compensation Plan and relocation reimbursement, as follows:

	Life Insurance ($)	Savings Plan Contribution ($)	Deferred Compensation ($)	Relocation Reimbursement ($)
Murry S. Gerber	1,242	15,946	36,255	0
Randall L. Crawford	234	15,629	0	0
Philip P. Conti	238	14,924	1,494	0
Charlene Petrelli	173	14,585	2,710	0
Diane L. Prier	360	15,485	0	20,833
(6)
Ms. Prier became a Vice President of Equitable on December 1, 2004. Prior to December 1, 2004, she was President of Williams Alaska Petroleum, Inc. (8/01-4/04) and Vice President-Rockies Midstream Operations, The Williams Companies (3/98-7/01).

Option/SAR Grants in 2005

No stock options or SARs were granted to any of the named executive officers for fiscal year 2005.

Aggregated Option/SAR Exercises in 2005 & Year-End 2005 Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Year End 2005 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Year-End 2005 ($)(1) Exercisable/ Unexercisable
Murry S. Gerber(2)	1,626,000	34,296,619	1,500,000/50,000	29,894,500/927,250
Randall L. Crawford	0	0	156,066/5,834	3,145,322/108,192
Philip P. Conti	0	0	169,666/5,834	3,437,666/108,192
Charlene Petrelli	0	0	84,533/11,667	1,672,316/216,365
Diane L. Prier	0	0	0/0	0/0

(1)
Calculated by determining the difference between the fair market value of the underlying shares of common stock and the various applicable exercise prices of outstanding options at the end of 2005 for the named executive officers. The last reported sale price of the company's common stock on the New York Stock Exchange on December 30, 2005 was $36.69 per share.

(2)
Pursuant to a qualified domestic relations order, Mr. Gerber was required to exercise at least 1,320,000 options and subsequently sell 925,182 of the shares exercised. Shares in the amount of 394,818 were surrendered to the company to reimburse it for tax withholding required by the Internal Revenue Service.

Long-Term Incentive Plans—Awards in 2005

			Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout
Name			Threshold (#)	Target (#)	Maximum (#)
Murry S. Gerber	300,000	12/31/2008	120,000	300,000	750,000
Randall L. Crawford	41,000	12/31/2008	16,400	41,000	102,500
Philip P. Conti	36,000	12/31/2008	14,400	36,000	90,000
Charlene Petrelli	34,000	12/31/2008	13,600	34,000	85,000
Diane L. Prier	40,000	12/31/2008	16,000	40,000	100,000

(1)
On February 23, 2005 the Compensation Committee of the Board approved the 2005 Executive Performance Incentive Program that provides for the award of performance share units valued in accordance with the market price of Equitable Resources stock. For a further discussion of the 2005 Executive Performance Incentive Program, see the description under the caption "Long-Term Incentives" in the Report of the Compensation Committee on Executive Compensation on page 33 of this proxy statement.

EMPLOYMENT AND OTHER ARRANGEMENTS

Each of the agreements discussed below between the named executive officers and the company has been filed with the United States Securities and Exchange Commission. Please see the Index to Exhibits of our 2005 Form 10-K (www.sec.gov) to determine the filing location for each agreement.

Employment Agreement

The company entered into an employment agreement with Mr. Gerber in connection with his appointment as President and Chief Executive Officer in 1998. Currently the term of the agreement automatically extends each month so that he effectively has a continual one-year term, unless either party gives notice of a desire not to extend the term, in which case the agreement expires one year after the notice.

The agreement provides for payment to Mr. Gerber of a base salary, which is reviewed and adjusted annually by the Compensation Committee of the Board, and participation by Mr. Gerber in other incentive and benefit plans of the company, including the company's short-term and long-term incentive plans. Under the agreement, the company also agreed to provide a supplemental life insurance benefit equal to two times Mr. Gerber's base salary; one country club and one dining club membership; the use of a car or a monthly car allowance; and financial, estate and tax planning services.

If Equitable Resources terminates Mr. Gerber's employment without cause, Mr. Gerber is entitled to one year's base salary, reduced by amounts received under the non-competition and non-solicitation agreement described below. If Mr. Gerber is entitled to benefits under the change in control agreement described below, then he will not receive any payment under his employment agreement upon termination.

In connection with his employment, the company also entered into a supplemental retirement agreement with Mr. Gerber which was intended to make up the difference, if any, between the $211,500 per year early retirement benefit to which he would have been entitled from his prior employer and the retirement benefit to which he is entitled under the company's Employee Savings Plan and deferred compensation plans. The company and Mr. Gerber have agreed that the payout in connection with the termination of the company's deferred compensation plans for employees satisfied the company's obligations under the supplemental retirement agreement. See Report of the Compensation Committee on Executive Compensation under the caption "Termination of Deferred Compensation Plans".

Non-competition and Non-solicitation Agreements

The company has entered into non-competition agreements with the executive officers named in the Summary Compensation Table. The executives agree not to compete with Equitable Resources after the termination of their employment for any reason. The non-competition periods are identified below:

  •
  Mr. Gerber: 24 months, except that the duration is reduced to 12 months in the case of involuntary termination or termination within 24 months of a change in control

  •
  Mr. Conti and Ms. Prier: 12 months

  •
  Mr. Crawford and Ms. Petrelli: 6 months

All of the executives agree not to solicit employees of the company after their termination. Mr. Gerber also agrees to keep information confidential after his termination. In consideration of their non-competition and non-solicitation agreements, and, in the case of Mr. Gerber, a confidentiality agreement, the company agrees to pay the executives a severance benefit of salary and benefits continuation and outplacement assistance for the periods identified below:

  •
  Mr. Gerber: 24 months salary and benefits continuation

  •
  Mr. Conti and Ms. Prier: 24 months salary and benefits continuation and 12 months outplacement assistance

  •
  Mr. Crawford and Ms. Petrelli: 12 months salary and benefits continuation and 6 months outplacement assistance

This severance benefit is in addition to any other severance benefit to which Mr. Gerber, Mr. Crawford, Mr. Conti, Ms. Petrelli and Ms. Prier may be entitled. Portions of Mr. Gerber's severance benefits are netted against other severance benefits to which he may be entitled under his employment agreement. Mr. Crawford's and Ms. Petrelli's agreements terminate upon a change in control, while the other agreements terminate and do not apply if the executive is entitled to severance benefits under the change in control agreements described below.

Change in Control Agreements

The company has also entered into change in control agreements with the executive officers named in the Summary Compensation Table. These agreements provide severance benefits in the event of a termination as described below following a change in control of Equitable Resources. The purpose of the agreements is to foster the continued dedication of key executives in the face of the uncertainties that accompany a possible change in control. For purposes of these agreements, a change in control includes the following: (1) the sale of all or substantially all of Equitable Resources' assets, unless the company's shareholders prior to the sale own at least 80% of the company's stock after the sale; (2) the acquisition by a person or group of beneficial ownership of 20% or more of Equitable Resources' common stock; (3) the termination of the company's business and the liquidation of the company; (4) consummation of a merger or consolidation of Equitable Resources, unless shareholders of voting securities immediately prior to the merger or consolidation continue to hold 60% or more of the voting securities of the resulting entity and a majority of the company's Board does not change; or (5) a change in the composition of the Board, so that existing Board members and their approved successors do not constitute two-thirds of the Board. Each agreement has an automatic renewal feature, meaning that the agreement will continue in effect unless either Equitable Resources or the executive elects not to extend the agreement, in which case the agreement expires 36 months after the notice.

Under the agreements, severance benefits are payable if the executive is involuntarily terminated (other than for cause) or the executive terminates employment for good reason within two years following a change in control. Good reason to terminate employment exists if there are significant changes in the nature of employment following the change in control, including, for example, a reduction in compensation, a material reduction in benefits, a change in responsibility or relocation of the place of employment. The agreement with Mr. Gerber provides that, during the 30-day period following the one-year anniversary of a change in control (except for certain mergers), Mr. Gerber may terminate his employment for any reason and receive payments under the agreement. Severance benefits payable to Mr. Gerber, Mr. Conti and Ms. Prier include: (1) a cash payment equal to two times (three times, in the case of Mr. Gerber) the executive's annual base salary; (2) a cash payment equal to two times (three times, in the case of Mr. Gerber) the greater of the executive's highest annual bonus earned for any year in the five years prior to termination or the executive's target bonus for the year in which the change of control occurs or the employee is terminated; (3) continuation of medical, disability, dental and life insurance benefits for 24 months (36 months, in the case of Mr. Gerber) following termination; (4) payment of the company match benefit and retirement contribution under the company's savings plan for 24 months (36 months, in the case of Mr. Gerber) after termination; and (5) outplacement services for 12 months (24 months, in the case of Mr. Gerber) following termination. Severance benefits payable to Mr. Crawford and Ms. Petrelli under the agreements include: (1) a cash payment equal to two times the executive's annual base salary; (2) a cash payment equal to two times of the executive's highest annual bonus earned for any year in the three years prior to termination; (3) continuation of medical, disability, dental and life insurance benefits for 24 months following termination; (4) payment of the company match benefit under the company's savings plan for 24 months after termination; and (5) outplacement services for 12 months for Mr. Crawford and 24 months for Ms. Petrelli, following termination.

Mr. Gerber's agreement provides that the minimum amount payable to him at February 28, 2006 is $11,049,926 (such amount accrues interest at a rate of 5.5% per year compounded semiannually). The agreements with Mr. Crawford, Mr. Conti, Ms. Petrelli and Ms. Prier do not contain a minimum amount payable.

In addition, the agreements for Mr. Gerber, Mr. Conti, and Ms. Prier provide for the payment to the executive of a "gross-up" payment for any excise taxes and income taxes payable with respect to the excise tax gross-up by the executive for payments they receive in connection with a change in control of the company.

Under the change in control agreements, the named executive officers also agree to keep information confidential for two years following their termination of employment. Mr. Gerber's agreement also contains covenants not to compete with the company for one year and not to solicit employees of the company for one year following termination of employment.

Pension Plan

All executive officers named in the Summary Compensation Table participate in a defined contribution plan under the company's Employee Savings Plan (401(k)). Under the Employee Savings Plan, the company automatically contributes an amount equal to 6% of each participant's base salary to an individual investment account for the employee (the automatic company contribution), subject to applicable tax regulations. In addition, the company matches a participant's elective contribution by contributing to the participant's individual investment account an amount equal to 50% of each dollar contributed by the employee (the matching company contribution), subject to a maximum company contribution of 3% of the employee's base salary and applicable tax regulations. Prior to December 14, 2005, automatic and matching company contributions exceeding the amounts permitted by applicable tax regulations were contributed to the company's deferred compensation plans.

The company does not maintain any supplemental executive retirement programs.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

Our Committee is responsible for setting the company's compensation principles that serve to guide the design of compensation plans and programs applicable to the executives of Equitable Resources. In discharging our role, we review the performance of the executives and establish individual compensation levels for each, having considered the advice of Towers Perrin, independent outside consultants selected by the Committee, in determining whether the amounts and types of compensation the company pays its executives are appropriate. The Committee is composed entirely of independent, non-employee members of the Board of Directors. No former employees of the company serve on the Committee.

Compensation Philosophy

Our goal is to create value for the shareholders of Equitable Resources by reinforcing a long-term perspective while delivering consistently profitable annual results. Base salaries for officers of the company are established at approximately the 50th percentile of the base salaries at general industrial companies with revenues, or other relevant size metrics, comparable to those of Equitable, and a 50th percentile bonus target is set at a specified percentage of salary. The total direct compensation award (salary, bonus and long-term incentive compensation together) that officers receive is set at the total direct compensation median for the comparison group of companies. Starting with the precept that median performance merits median pay, the Committee approves objectives for both absolute and relative company performance, as well as individual and business unit value drivers (goals that drive business growth and profitability), so that performance and pay can be objectively determined at the end of the performance period. Actual payout, whether above, below or at the competitive median, is determined by performance against these pre-established measures and objectives. These principles are intended to motivate executives to improve the financial position of the company, to be personally accountable for the performance of the business units or functions for which they are responsible, and to attract key talent into the service of the company.

Executive Compensation Guiding Principles

The goal of our compensation program is to attract, motivate and retain the highly talented individuals who can ensure that Equitable is able to safely, efficiently and profitably deliver natural gas products and energy services to wholesale and retail customers. The following principles influence the design and administration of our compensation program:

• Compensation should be related to performance

We believe that a significant portion of an executive's compensation should be tied not just to how well the individual performs, but also to how well both the executive's business unit and the company perform against both financial and non-financial goals and objectives, as set forth in the company's annually established value drivers. Emphasis is also placed on relative performance within the company's peer group as a means to ensure that the company continues to deliver shareholder value. When the company's performance is better than the objectives set for the performance period, executives should be paid more than the initial target award (typically set at the competitive median) and when the company's performance does not meet key objectives, incentive award payments should be less than such targets.

• Incentive compensation should be a greater part of total compensation for executives

The proportion of an executive's total compensation that varies with individual, business unit and company performance objectives should increase as the scope and level of the individual's business responsibilities increase. For 2005, approximately 80% of the total target direct compensation of the Chief Executive Officer at the time of award was at risk against short- and long-term performance goals. In general, the amount of total target pay at risk against short- and long-term performance goals for all other executive officers of the company ranged from approximately 46% to 75%.

• Compensation levels should be competitive

To achieve the above goals, we review compensation survey data prepared by our compensation consultant Towers Perrin to ensure that our total executive compensation program is competitive. The general industrial companies of a size comparable to the company selected for the survey are those with which we believe we compete for executive talent. This comparison group is used because the company's competitors for executive talent are not necessarily limited to the energy industry. Similarly, the company generally requires skills from a more varied set of backgrounds.

• Incentive compensation should balance short- and long-term performance

Through the design of our compensation program, we try to structure a balance between achieving strong short-term, or annual, results and ensuring the company's long-term viability and success. Therefore, to reinforce the importance of balancing these perspectives, our executives are regularly provided both annual and longer-term incentives. Participation in the long-term incentive programs increases at higher levels of responsibility as executives in these leadership roles have the greatest influence on the company's strategic direction and results over time.

• Equitable Resources executives should be provided with opportunities to own Equitable Resources stock

We provide our executives at all levels with various ways to become shareholders. Historically these programs have included stock option grants as well as performance and time-based restricted stock grants to executives, the 401(k) savings plan, an employee stock purchase plan that enables employees to purchase Equitable Resources stock at a discount through payroll deductions and, through December 2005, the deferred compensation plans that allowed executives to invest, on a voluntary basis, in company stock. We have shifted our stock-based award structure for executives from stock options to performance-based restricted stock units. This shift began in 2002 when we adopted a three year long-term incentive program, which was an award mixture of 50% stock options and 50% performance-based restricted stock units. In 2003, the last year stock options were granted, the long-term award mixture was changed to 25% stock options and 75% performance-based restricted stock units. In 2005, awards for executive officers consisted primarily of performance-based restricted stock units. We believe that performance-based restricted stock units allow us to deliver long-term incentive opportunities that align the interests of each executive with the interests of our shareholders. Revised stock ownership guidelines for officers of the company were adopted in 2003 and are discussed below.

• We seek to maximize the tax deductibility of compensation as appropriate

Section 162(m) of the Internal Revenue Code (the "Code") disallows with certain exceptions a federal income tax deduction for compensation over $1 million paid to the Chief Executive Officer and the other executive officers included in the proxy compensation tables. One exception applies to performance-based compensation paid pursuant to shareholder-approved plans. The 1999 Long-Term Incentive Plan, as amended and approved by the shareholders in 2004, provides for awards that can be made eligible for deductibility as performance-based compensation. In addition, the Committee adopted and the shareholders approved the Executive Short-Term Incentive Plan in May of 2001 ("Executive STIP"), which is designed to permit the payment of annual incentive awards that qualify as deductible performance-based compensation under Section 162(m) of the Code. In accordance with the requirements of the Code, the Executive STIP must be submitted to shareholders every five years. The company is therefore asking the shareholders to approve an amended Executive STIP at the meeting to which this proxy statement relates, as described on pages 39 - 42.

In past years executive officers have deferred significant amounts of their bonuses, restricted stock and other awards, which minimized the reduction in the tax deduction available to the company, because the compensation deferred was not subject to the Section 162(m) limitation until the year paid. As described below under the caption "Termination of Deferred Compensation Plans", in 2005 we determined to terminate the company's nonqualified deferred compensation plans for employees, which resulted in a one-time tax benefit disallowance of approximately $6.4 million in 2005. In the future, the Committee expects that all compensation will be paid and taxed on an as-earned basis.

The 2003 Executive Performance Incentive Program ("2003 EPIP") was approved by this Committee in March of 2003. The performance cycle for this program ended on December 30, 2005. Payment of the 2003 EPIP resulted in a one-time tax benefit disallowance of approximately $8.2 million.

Because of the payments to the executive officers in connection with the 2003 EPIP and the termination of the deferred compensation plans, the Committee exercised its discretion under the company's short-term incentive plans as described above to award no 2005 bonuses to Messrs. Gerber and Porges, who both received the largest payouts in connection with the 2003 EPIP and the deferred compensation termination. As a result of that decision, Mr. Porges is not included in the summary compensation table disclosure as one of the four most highly compensated executive officers and, therefore, the payments he received in connection with the 2003 EPIP and the deferred compensation termination, are not subject to the provisions of Section 162(m).

The 1999 Long-Term Incentive Plan, as amended and approved by the shareholders in 2004, provides for awards that can be made eligible for deductibility as performance-based compensation. The 2005 Executive Performance Incentive Program, which was implemented in February of 2005, provides award opportunities that qualify as performance-based compensation under Section 162(m) and, as such, will provide for tax deductibility up to the limits applicable to the program for the individual awards that vest in December of 2008.

Although the Committee has generally attempted to structure compensation so as to preserve deductibility, it also believes that there are circumstances, such as those described above, where the company's interests are best served by maintaining flexibility in the way compensation is provided, even if it might result in the non-deductibility of certain compensation under the Code.

Components of Our Compensation Program

The four primary components of our compensation program are: Base Salary, Annual Incentives, Long-Term Incentives, and Special Grants.

• Base Salary

We review and determine, on an annual basis, the base salaries of the Chief Executive Officer and the other executive officers. In each case, the Committee takes into account the scope of responsibilities and experience, and balances these against competitive salary practices. Because we favor pay-for-performance, we take the approach of generally capping base salary levels at the 50th percentile of a survey group consisting of general industrial companies of similar size. While we conduct surveys annually, we usually adjust salaries for those at an executive level either when our surveys show a significant deviation versus market or to recognize outstanding individual performance or an increase in responsibility. This is in line with our philosophy that compensation above competitive median levels should come primarily from the variable portion of the compensation package, especially for our executives. General economic conditions and marketplace compensation trends also are evaluated with the assistance of our compensation consultant, Towers Perrin.

• Annual Incentives

We designed the annual bonus component of incentive compensation to align executive pay with the annual (short-term) performance of the company. Incentive awards were made under both the Executive Short-Term Incentive Plan and the company's 2005 Short-Term Incentive Plan. In 2005, the measures for annual incentives were based on earnings per share, relative return on total capital and relative earnings per share growth compared to a peer group of 11 energy companies, and specified business unit value drivers. Achievement of these pre-established measures determines the bonus pool. The Committee performs the assessment of individual and business unit performance at the end of the year. When we evaluate individual performance, we consider each executive's performance against individual value drivers and the company's established leadership competencies (achieves results; acts with honesty, integrity and credibility; builds human capability; and makes sound, informed decisions based on analysis). During the first 90 days of 2005, the Committee confirmed the identity of the participants in the Executive STIP, the objective performance goals and the incentive awards authorized under the plan. We retained the discretion to reduce individual awards.

• Long-Term Incentives

  For Executive Officers

Effective January 1, 2003, a three-year long-term incentive program was approved which provided the executive officers plus one other key employee with an award, consisting of 25% stock options and 75% performance-based share units, valued at competitive market levels at the time of award. The 2003 EPIP established a performance measure for the share units based on the company's total shareholder return over the three-year performance period as compared to an energy industry peer group of 30 companies. The initial award was subject to a multiplier of zero to 200%, depending on relative ranking within the peer group at the end of the performance period, with 100% of the initial award being earned for median performance. When the performance period ended December 30, 2005, the company was ranked 8th out of the group of 30, resulting in a payout multiple of 1.6667 of each participant's initial performance unit award plus accrued dividends for a total program payout of approximately $51 million. Following a review of the impact of Section 409A of the Code, the Committee approved termination of participation in the 2003 EPIP after the close of the ordinary performance period on December 30, 2005. Distribution under the 2003 EPIP was made thereafter in December, 2005 in cash. See "Compensation of Chief Executive Officer" below for detailed discussion of Mr. Gerber's award.

On February 23, 2005, the Compensation Committee approved the 2005 Executive Performance Incentive Program ("2005 EPIP") under the 1999 Long Term Incentive Plan, effective January 1, 2005. A total of 1,066,800 stock units were awarded to 37 participants, including executive officers, and no further awards can be made under the program. The plan incorporates two performance measures. The first measures Equitable Resources' total shareholder return ("TSR") at the end of a four-year period against that of a pre-determined peer group of twenty-nine (29) energy companies identical to the peer group used in the 2003 EPIP (except for the exclusion of NUI Corp., which was acquired) and are identified in the company's 2005 Form 10-K. The second measure calculates the company's average absolute return on total capital per year ("ROTC") over the same four-year period. The measurement period for each performance measure began on January 1, 2005 and will end on December 31, 2008. The payout opportunity under the 2005 EPIP ranges from no payout if Equitable Resources is one of the lowest ranking four companies in the peer group as to TSR and has ROTC of less than 9%, to two and one-half times the initial award (2,667,000 units) if Equitable Resources is one of the four highest ranking companies in the peer group as to TSR and has ROTC that is greater than or equal to 10%. The target award is paid out if Equitable Resources is the median performer in the peer group as to TSR and has ROTC of between 8% and 9%. If earned, the share units will be paid in cash in accordance with the program. The 2005 EPIP will be accounted for as a variable plan and expensed over the four-year performance period based on anticipated stock price and expected level of performance. It is anticipated that after 2005 no further long-term incentive awards will be provided to the executive officer participants through 2008.

  For Other Eligible Employees

Twenty-eight of the 37 participants in the 2005 EPIP are not executive officers. We anticipate that after 2005 no other long-term incentive awards will be provided to the non-executive officer 2005 EPIP participants through 2008. Ninety-three non-executive officer employees were awarded a total of 134,400 time-based restricted shares at values equal to the 50th percentile of the market in 2005. The awards vest on the third anniversary of the date of grant. No stock options were issued in 2005, given the adoption of the 2005 EPIP and the decision in 2004 to use time-based restricted stock for other employees.

• Stock Ownership Guidelines

Effective January 30, 2003, the Committee modified its stock ownership guidelines for executive officers as follows:

Chairman, President and Chief Executive Officer	Eight times base salary
Vice Chairman and Executive Vice President, Finance & Administration	Eight times base salary
Officers who are direct reports to Chief Executive Officer	Four times base salary
Other Officers	Two times base salary

The guidelines are designed to satisfy an individual executive's needs for portfolio diversification, while maintaining management stock ownership at levels high enough to assure shareholders of management's commitment to value creation. Qualified shareholdings include stock owned directly, shares held in the company's 401(k), deferred compensation (through December 30, 2005) or employee stock purchase plans and unvested restricted stock. As long as an executive maintains qualified shareholdings in excess of the applicable guideline, he or she may sell shares or exercise options for cash by selling shares. After a transition period for new officers, compliance with the guidelines is mandatory. The Committee has also retained the discretion to pay annual incentives in the form of time-based restricted stock in lieu of cash for any individual who fails to meet the stock ownership guideline at the time the annual incentive awards are made.

• Special Grants

We believe that one of our primary responsibilities is to ensure the company is able to attract, motivate and retain leadership talent. To accomplish this objective, from time to time we may award special equity grants or cash retention payments. Depending on the circumstances, a special equity grant may take the form of a stock option, time-based restricted stock or a combination of the two. Special equity grants may have different vesting periods than annual awards. During the 2005 fiscal year, other than a grant of 4,000 shares of time-based restricted stock to Mr. Gerber, no cash retention awards or special equity grants were made to any executive officer.

Termination of Deferred Compensation Plans

As a result of additional requirements applicable to deferred compensation arrangements included in the American Jobs Creation Act of 2004 (the "Act") and proposed regulations issued under Internal Revenue Code Section 409A, the Committee approved the termination of the Employee Deferred Compensation Plan (the "Employee Plan") and the 2005 Employee Deferred Compensation Plan (the "2005 Employee Plan") and distribution of all amounts deferred under both plans.

Both plans were terminated as of December 12, 2005. All amounts deferred under these plans were distributed to participants and, in compliance with the Act and Treasury Department and Internal Revenue Service guidance with respect to these distributions, were included in participants' 2005 income. There were a total of 47 participants with an aggregate balance of approximately $54.9 million of which approximately $44.8 million was attributable to executive officers. Participants received cash for balances attributed to investments in permitted mutual funds and received shares of Equitable Resources common stock for balances attributed to investments in company stock. Funds were previously set aside in a trust to cover payments in respect of mutual fund shares so the payout had no net cash impact to the company. See description of tax impact under the subcaption "Executive Compensation Guiding Principles-We seek to maximize the tax deductibility of compensation as appropriate".

Compensation of the Chief Executive Officer

The compensation of the Chief Executive Officer includes base salary, annual cash incentives, special grants when appropriate, and performance-based stock awards commensurate with his achievements and consistent with our objective to continue to provide appropriate performance incentives.

The Corporate Governance Committee of the Board meets annually without the Chief Executive Officer present and evaluates his performance compared with previously established financial and non-financial goals. That Committee discusses its performance evaluation with the members of our Committee and the other independent, non-employee members of the Board in executive session, and we then make any appropriate compensation adjustments.

Murry S. Gerber currently serves as Chairman, President and Chief Executive Officer of Equitable Resources. In February 2005, Mr. Gerber's base salary was held at $580,008, which was approximately 14% below the median of the market as benchmarked by our compensation consultant, Towers Perrin. Mr. Gerber's salary was not increased between April, 2000 and December, 2005. In order to establish a median level of total cash compensation for Mr. Gerber, his annual short-term incentive target was set at 100% of his base salary. As previously discussed, we did not award Mr. Gerber a bonus payment in 2005. This decision was directly related to the expenses associated with paying out the 2003 EPIP and terminating the company's deferred compensation plans. Mr. Gerber continues to provide outstanding leadership in achieving exceptional financial performance at Equitable Resources. His 2005 accomplishments include the following:

  •
  Seventh straight year in which the net income target was met or exceeded.

  •
  Best in class performance in return on total capital as compared to a peer group of 11 energy companies.

  •
  Total shareholder return ("TSR") in excess of 122% from January 1, 2003 to December 31, 2005.

  •
  Realization of an after-tax internal rate of return of approximately 43% since 1999 as a result of the company's exit from the Gulf of Mexico exploration and production business by way of investment in Westport Resources, Inc., that company's subsequent acquisition by Kerr-McGee Corporation in 2004 and the sale of all of the company's shares of Kerr-McGee in 2005.

  •
  Recognition by Forbes magazine (January 9, 2006 issue) of Equitable as one of the best managed utility companies.

  •
  Recognition by Institutional Investor (January 2006 issue) of Mr. Gerber as one of the best performing CEOs and of the company as one of the most shareholder friendly companies in the natural gas sector.

As previously described in this report under "Long-Term Incentives," the performance period for the 2003 EPIP, in which Mr. Gerber was a participant, ended December 30, 2005. The initial award of 300,000 performance share units granted at the beginning of 2003 was valued at $5,304,000, or $1,768,000 per year (based on the January 2, 2003 price of $17.68). Mr. Gerber's payout potential, which could have been as low as zero, depended entirely upon both the company's stock price performance and its relative TSR ranking among a group of 30 peers as measured at the end of the performance period. With the advice of our compensation consultants, we set the initial award at a market competitive level and constructed our program so that median performance by the company would result in no multiple being applied to the original award. The intent of the Committee was to ensure that the payout potential for the Chief Executive Officer reflect the value delivered to shareholders. On December 30, 2005 when the performance period ended, the company's stock price was $36.69, a 122% increase in TSR over the period, and Equitable was ranked 8th out of 30 peer companies. Based on the plan formula, a multiplier of 1.6667 was applied to Mr. Gerber's initial award (300,000 units), and adjusted for interim dividends (39,981 units). The resulting share units (539,991) were multiplied by the closing price on December 30, 2005 for a payout of $19,812,262, or $6,604,087 per year, which was paid in cash.

On February 23, 2005, we approved Mr. Gerber's participation in the 2005 EPIP. This program covers the period from January 1, 2005 through December 31, 2008. Mr. Gerber was awarded 300,000 performance share units, which were valued at $8,838,000, or $2,209,500 per year (based on the February 23, 2005 price of $29.46), exclusive of dividends. The vesting of these stock units will occur on December 31, 2008, at a multiple of zero to 250% depending on a combination of the level of total shareholder return relative to 29 peer companies and the Company's average absolute return on total capital during the four-year performance period, subject to applicable program limits. In recognition of his accomplishments the Committee also awarded Mr. Gerber 4,000 shares of time-based restricted stock which vests on the third anniversary of the award date.

We believe the actions we have taken over the past fiscal year are consistent with our objectives and were appropriate to attract, retain and motivate the talent we need to execute our operational excellence strategy and continue to add value for our shareholders.

The Committee has reviewed all components of compensation for Mr. Gerber and the executive officers of the company. This includes base salary, annual incentive compensation, long-term stock-based incentive opportunities and the cost of all perquisites and company-sponsored retirement plans. A review of the expense associated with officer and employee change-in-control agreements was also completed by the Committee in 2005. Finally, we have reviewed Mr. Gerber's and Mr. Porges' total compensation under several scenarios including change in control, termination by the company and resignation by the employee. Tally sheets setting forth all of the listed scenarios have been reviewed by the Committee.

Based on our review, the Committee found that Mr. Gerber's and the other executive officers' total compensation in the aggregate to be reasonable and not excessive.

Thomas A. McConomy, Chair
Phyllis A. Domm
James E. Rohr
Lee T. Todd, Jr.

REPORT OF THE AUDIT COMMITTEE

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the company's accounting and financial reporting process and to oversee the qualifications, independence and performance of the company's independent registered public accounting firm. The Audit Committee's charter guides our duties and responsibilities. The Audit Committee charter was amended during 2005. A copy of the charter is attached as Appendix A to this proxy statement and is also available on the company's website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and financial reporting process of Equitable Resources. The independent registered public accounting firm is responsible for expressing opinions on the conformity of Equitable Resources' audited consolidated financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal control over financial reporting. In addition, the independent registered public accounting firm will express its own opinion on the effectiveness of the company's internal control over financial reporting. Our responsibility includes monitoring and overseeing these processes.

Our Committee is comprised of four non-employee, independent members of the Board of Directors. No member serves on more than two other public company audit committees. The Board of Directors has determined that James W. Whalen is an audit committee financial expert, as that term is defined by the Securities and Exchange Commission. In addition, the Board has determined that each of the other members of the Audit Committee is financially literate. The members of our Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee's considerations and discussions referred to below do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company's auditors are in fact "independent."

In the performance of our oversight function, we have reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2005 and management's assessment of the effectiveness of the company's internal control over financial reporting, with the management of Equitable Resources. We have discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and such other matters as we have deemed to be appropriate. We also have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed the independence of Ernst & Young LLP with that firm. We also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, we considered whether the provision of non-audit services to the company was compatible with maintaining their independence.

Based on the reports and discussions above, we recommended to the Board of Directors that the financial statements be included in the Equitable Resources 2005 Annual Report on Form 10-K.

This report has been furnished by the Audit Committee of the Board of Directors.

James W. Whalen, Chair
Phyllis A. Domm
Barbara S. Jeremiah
David S. Shapira

ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Item No. 2 on the proxy card)

The Audit Committee has reappointed Ernst & Young LLP, as the company's independent registered public accounting firm (an "independent accounting firm") to examine the consolidated financial statements of the company and its subsidiaries for the calendar year 2006. Ernst & Young LLP, and its predecessor, have acted as an independent accounting firm for the company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee believes the shareholders should participate as a matter of good corporate practice. If the shareholders fail to ratify the selection, it will be considered as a direction to the Board to consider the appointment of another independent accounting firm for the following year. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they desire to do so.

The following chart details the fees paid to Ernst & Young LLP during 2005 and 2004:

	2005	2004
Audit Fees	$1,518,314	$1,307,425
Audit-Related Fees(1)	$167,823	$136,819
Tax Fees(2)	$32,679	$276,121
All Other Fees	$0	$0

Total	$1,718,816	$1,720,365

(1)
Includes fees for audits of employee benefit plans and subsidiary attest engagements.

(2)
Includes fees for annual tax compliance and tax planning.

The Audit Committee has adopted a Policy Relating to Services of Independent Auditors under which the company's independent accounting firm is not allowed to perform any service which may have the effect of jeopardizing the independent accounting firm's independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:

  •
  Bookkeeping or other services related to the accounting records or financial statements

  •
  Financial information systems design and implementation

  •
  Appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  Actuarial services

  •
  Internal audit outsourcing services

  •
  Management functions

  •
  Human resources functions

  •
  Broker-dealer, investment adviser or investment banking services

  •
  Legal services

  •
  Expert services unrelated to the audit

  •
  Prohibited tax services

All audit and permitted non-audit services must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to permitted non-audit services to the Chairman of the Audit Committee but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate permitted non-audit services fees will be less than $75,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings.

In 2005, 100% of the professional fees reported as audit-related fees, tax fees and all other fees were pre-approved pursuant to the above policy.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.

ITEM NO. 3 — PROPOSAL TO APPROVE
THE AMENDMENT AND CONTINUATION OF THE
EXECUTIVE SHORT-TERM INCENTIVE PLAN

(Item No. 3 on the proxy card)

The Equitable Resources, Inc. Executive Short-Term Incentive Plan was originally approved by the company's shareholders on May 17, 2001. The plan, as amended as described below (the "Incentive Plan"), is being resubmitted to the company's shareholders in order to allow the company to provide performance-based annual bonuses pursuant to the Incentive Plan that are deductible for federal income tax purposes.

The affirmative vote of a majority of the votes cast by shareholders is required for approval of the amendment and continuation of the Incentive Plan. If the amendment and continuation of the Incentive Plan is not approved by the company's shareholders, incentive awards to employees in 2006 and thereafter will not be made pursuant to the Incentive Plan.

The Board of Directors believes that the Incentive Plan benefits shareholders by linking a substantial portion of executive compensation to performance and by enabling amounts paid pursuant to the Incentive Plan to be fully deductible.

Below is a summary of the Incentive Plan. The full text of the Incentive Plan is available as Appendix B to this proxy statement.

General

The purposes of the Incentive Plan are to maintain a competitive level of total cash compensation and to align the interests of the company's executive employees with those of the company's shareholders and customers and with the strategic objectives of the company. By placing a portion of executive employee compensation at risk, the company can reward an individual's performance based on the overall performance of the company.

Administration

The Compensation Committee of the company's Board of Directors administers the Incentive Plan. Members of the committee are independent directors who have never been employees of Equitable Resources. The committee has the power to name participants, determine performance goals and incentive targets, certify achievement of performance goals, approve payment of all incentive awards, review and approve amendments and make all necessary determinations under the Incentive Plan. Decisions of the committee regarding the Incentive Plan are final.

Eligibility

Participants under the Incentive Plan will be all of the company's executive officers and other employees designated by the committee from time to time. Currently the company's nine executive officers are the only plan participants. For a list of executive officers, see page 16 of the Company's Form 10-K for the fiscal year ended December 31, 2005.

Incentive Awards

Within 90 days after the beginning of each calendar year, the committee establishes performance goals for the year. The performance goals are the specific targets and objectives set by the committee for any of the following performance measures:

•	cash flow	•	operating income
•	economic value added	•	return on assets
•	earnings (including	•	return on equity
	EBITDA and EBIT)	•	return on total capital
•	earnings per share	•	revenues
•	earnings per share growth	•	revenue growth
•	expenses	•	share price
•	gross margin	•	total shareholder return
•	net income

The performance goals may be in the form of absolute values or a percentage rate of change and may be based on a company, subsidiary, branch, department or business unit basis, and used in comparison to external and other benchmarks. For the year ended December 31, 2006, the committee selected earnings per share growth as the performance measure. The committee has used this measure since the plan was originally adopted in 2001.

At the beginning of each calendar year, the committee identifies incentive targets based upon various levels of achievement of the performance goals. The incentive targets are described as a percentage of the participants' base salary at the time the performance goal is established. The company's year-end financial statements are used by the committee to determine the level of achievement of the performance goals, except that the committee may determine, at the time the performance goals are established, that specified unusual items, events or occurrences, including changes in accounting standards or tax laws, will be excluded from the calculation of the performance goal.

Payment of Incentive Awards

Payment of incentive awards under the Incentive Plan is dependent upon achievement of the performance goals. The amount of any incentive award paid may not exceed the incentive target identified for the level of performance actually achieved, and the committee may not increase any incentive target or incentive award payable. The committee may, however, reduce or eliminate any incentive target or incentive award payable, provided that the action will not result in any increase in the amount of any incentive target or incentive award payable to any other Incentive Plan participant.

Incentive awards are paid in cash within 2 1/2 months following the end of the calendar year and after the committee has determined and certified the level of performance achieved and the incentive awards earned. The committee may, in its discretion, determine to satisfy an obligation for all or any part of an incentive award by issuing shares of the company's common stock to a Plan participant who has not met the stock ownership requirements set by the committee.

The maximum amount of compensation payable to any participant in any single calendar year under the Incentive Plan is $5,000,000.

Plan Benefits

The actual amount of compensation to be paid to participants under the Incentive Plan cannot be determined in advance because the level of future performance is not currently known, and the committee has discretion to reduce or eliminate the incentive awards payable to any participant under the Incentive Plan. For calendar year 2006, the target annual incentive awards under the Incentive Plan, assuming that shareholders approve the Incentive Plan and actual performance measured against the performance goals established by the Committee results in an incentive award at 100% of the incentive target, would be as set forth in the table below:

Name and Position(1)	Target Amount— Incentive Award 2006
Murry S. Gerber Chairman, President & CEO	$625,000
Philip P. Conti Vice President & CFO	$112,500
Randall L. Crawford Vice President	$124,998
Charlene Petrelli Vice President, Human Resources	$80,278
Diane L. Prier Vice President	$125,004
Executive Group (9 individuals)	$1,706,422

(1)
Non-employee directors are not eligible to participate in the Incentive Plan and currently there are no non-executive officer participants; accordingly, both groups are omitted from the table.

Actual incentive awards could be more or less than the target incentive awards described above, depending upon the actual performance against the performance goals. The incentive awards paid to the five named executive officers listed above for 2005 under the Incentive Plan are disclosed in the summary compensation table on page 23.

Change of Control

In the event of a change of control of the company, as defined under the company's 1999 Long-Term Incentive Plan or its successor, the period for which performance is measured will automatically end on the date of the change of control and the performance goals will be deemed to have been achieved for the pro rata portion of the year that elapsed through the date of the change of control at target levels or, if actual performance is greater, at actual levels. In such event, incentive awards are paid to incentive plan participants on a pro rata basis at the time specified above, subject to the committee's overall downward discretion.

Amendment or Termination of Incentive Plan

Each of the Board and the committee may amend or terminate the Incentive Plan at any time, except that the material terms of the performance goals, including the maximum amount payable under the Incentive Plan, may not be amended without shareholder approval. Because the company has retained the discretion to change specific performance targets, shareholder reapproval of the Incentive Plan will be required at five-year intervals under the Internal Revenue Code ("Code") regulations.

U.S. Income Tax Consequences

Section 162(m) of the Code generally limits to $1 million the amount of the deduction that the company may take on its U.S. federal tax return for compensation paid to each of the executive officers named in the summary compensation table of the company's proxy statement each year (see page 23 in this proxy statement). This deductibility cap does not apply to "performance-based compensation" paid under plans approved by shareholders. If the requirements of Section 162(m) of the Code are satisfied, awards under the Incentive Plan will qualify as performance-based compensation and will be deductible by the company for federal income tax purposes.

Amendments

In anticipation of resubmitting the Incentive Plan to the company's shareholders, on December 7, 2005, the Board of Directors approved amendments to the plan as previously in effect as follows:

  •
  the list of available performance criteria on which tax-deductible incentive awards may be granted was expanded (complete list set forth previously)

  •
  the definition of eligible participants was expanded to include all of the company's executive officers as described previously

  •
  the change of control provision described previously was added

  •
  the maximum amount which may be earned by individual participants under incentive awards was increased

  •
  certain deferral provisions were eliminated and certain terms modified to conform to Section 409A of the Code.

Vote Required

For this proposal to be adopted, a majority of the votes cast by shareholders must be voted for approval.

The Board of Directors recommends a vote FOR approval of the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan.

ADDITIONAL INFORMATION

Other Matters

No matters other than those listed in the notice of meeting accompanying this proxy statement are expected to be presented to shareholders for action at the annual meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Annual Report and Form 10-K

The annual report of the company to shareholders and Form 10-K for the year ended December 31, 2005 are enclosed with this proxy statement.

The Report of the Audit Committee on page 37, the Report of the Compensation Committee on Executive Compensation on page 30, and the Stock Performance Graph on page 21 are not soliciting material, are not deemed to be filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

APPENDIX A

EQUITABLE RESOURCES, INC.
AUDIT COMMITTEE CHARTER
(Adopted by this Committee on January 13, 2004, revised December 6, 2005)

This Charter governs the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Equitable Resources, Inc. (the "Company"). A copy of this Charter shall be posted on the Company's website and shall be included as an appendix to the Company's proxy statement at least every three years.

PURPOSE AND PERFORMANCE OF THIS COMMITTEE

The purpose of this Committee generally is to assist the Board in overseeing (i) the accounting and financial reporting processes of the Company, (ii) the audits of the financial statements of the Company, (iii) the integrity of the Company's financial statements, (iv) the qualifications, independence and performance of the Company's independent auditors, (v) the qualifications and performance of the Company's internal audit function, and (vi) the compliance by the Company with legal and regulatory requirements, including the Company's Code of Business Conduct and Ethics.

This Committee performs an oversight function. It is not the duty of this Committee or its members to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, for maintaining internal control over financial reporting, and assessing the effectiveness of internal control over financial reporting. The Company's independent auditors are responsible for expressing opinions on the conformity of the audited financial statements with generally accepted accounting principles, on management's assessment of the effectiveness of the Company's internal control over financial reporting and on the effectiveness of the Company's internal control over financial reporting. Management is also responsible for promoting corporate compliance with all laws applicable to the Company. The specific responsibilities of this Committee in carrying out this oversight function are described below.

The Company shall provide for appropriate funding, as determined by this Committee, for payment of (i) compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by this Committee and (iii) ordinary administrative expenses of this Committee that are necessary or appropriate in carrying out the duties of this Committee.

Each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the Pennsylvania Business Corporation Law.

ORGANIZATION AND MEMBERSHIP OF THIS COMMITTEE

The membership of this Committee shall consist of at least three (3) directors, each of whom shall be independent and appointed annually by the Board on the recommendation of the Corporate Governance Committee of the Board. For purposes of this charter, in order to be "independent", (i) the Board must have determined that the director is "independent" pursuant to the Company's corporate governance guidelines, and (ii) the director must otherwise be independent as defined for audit committee purposes by the Sarbanes-Oxley Act of 2002 (which, among other things, amends in certain respects the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the rules of the Securities and Exchange Commission (the "Commission") thereunder (which provide, generally, that an Audit Committee member may not (a) accept, directly or indirectly, any compensation from the Company except in the capacity as a

Director or Committee member or (b) be an "affiliated person" (i.e., control, be controlled by, or under common control with, the Company or any of its subsidiaries)).

All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to this Committee. The Board of the Company has determined in the exercise of its business judgment that financial literacy means being able to read and understand fundamental financial statements. At least one member of this Committee shall have accounting or related financial management expertise as determined by the Board of Directors in the exercise of its business judgment. Factors to be considered in evaluating financial management expertise may include but shall not be limited to (i) past employment experience in finance or accounting, (ii) requisite professional certification in accounting, or (iii) any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Company shall take reasonable steps to ensure that at least one member of this Committee is an "audit committee financial expert", as defined by the rules of the Commission under the Exchange Act. The designation of any member of this Committee as an "audit committee financial expert" does not: (i) impose on such person any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on any member of the Committee not so designated; (ii) deem such person an "expert" for any purpose, including without limitation for purposes of the Securities Act of 1933, as amended; or (iii) affect the duties, obligations or liabilities of any other member of the Committee or the Board.

Committee members may serve on the audit committees of more than two other public companies only if the Board of Directors has determined that such service would not impair the member's ability to effectively serve on this Committee and such service is disclosed in the Company's annual proxy.

A Director may be removed from this Committee by the Board, with or without cause. A Director may resign as a member of the Committee upon notice to the Secretary of the Company and the Chairperson of the Board.

The Board shall appoint the Chairperson of this Committee at its first meeting after each annual meeting of the Shareholders.

MEETINGS OF THIS COMMITTEE

This Committee shall meet at least quarterly, or more frequently as circumstances dictate. Fifty percent of the members of this Committee at the time in office shall constitute a quorum for the transaction of business. This Committee shall act on the affirmative vote of a majority of the members present at a meeting at which a quorum is present. This Committee may act without a meeting by unanimous written consent of all members. The agenda of each Committee meeting shall be established by the Chairperson with the assistance of appropriate members of management. Each Committee member is free to suggest the inclusion of items on the agenda. Each Committee member is free to raise at any Committee meeting subjects that are not on the agenda for that meeting.

RESPONSIBILITIES OF THIS COMMITTEE

In the performance of its oversight functions, this Committee shall:

1.
Oversight of Financial Statement and Disclosure Matters

a.
Meet with the independent auditor to review the planning of the audit, including the scope, staffing, location, reliance on management and internal audit participation, and general audit approach.

  b.
  Review and discuss with management and the independent auditor:

  •
  the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  •
  the Company's quarterly financial statements, including the results of the independent auditor's review of the quarterly financial statements.

  •
  accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles.

  •
  the adequacy and the effectiveness of the systems of internal control over financial reporting (including any significant deficiencies and material weaknesses as well as significant changes in internal control over financial reporting reported to the Audit Committee by the independent auditor or management) and disclosure controls and procedures.

  •
  any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effect of alternative generally accepted accounting principles methods on the financial statements.

  •
  the effect of regulatory and accounting initiatives as well as off-balance sheet structures with which the Company is involved.

  •
  the Company's earnings press releases, including the use of "non-GAAP financial measures," as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not be done in advance of each earnings release or statement of guidance.

  •
  the Company's major risk exposures and the policies management has implemented to monitor and control such exposures, including the Company's financial risk exposures and risk management policies.

  c.
  Review and discuss with the independent auditor:

  •
  All critical accounting policies and practices to be used.

  •
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor. If appropriate address:

  •
  significant accounting adjustments noted as proposed by the auditor but not adopted due to materiality or otherwise,

  •
  communications between the audit team and its national office respecting audit or accounting issues presented by the engagement.

  •
  Other material written communications between the independent auditor and management, such as any management or "internal control" letter or schedule of unadjusted differences.

  •
  The matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  d.
  Receive and address disclosures made to this Committee by the Company's President and Chief Executive Officer, its Executive Vice President, Finance and Administration and its Vice President, Chief Financial Officer and Treasurer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal control over financial reporting.

2.
Oversight of the Company's Relationship with its Independent Auditor

a.
Have the sole authority to appoint and replace the independent auditor.

b.
Be directly responsible for the compensation, evaluation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor reports directly to this Committee.

c.
Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by this Committee prior to the completion of the audit. This Committee may delegate authority to one or more members for the purpose of granting pre-approvals of audit and permitted non-audit services, provided that delegated decisions to grant pre-approvals shall be presented to the Committee at its next scheduled meeting.

d.
Confirm that the independent auditor is registered with the Public Company Accounting Oversight Board.

e.
Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company.

f.
Evaluate the qualifications, performance and independence of the independent auditor, including evaluating the lead partner of the independent auditor, confirming the compensation structure of the independent auditor, taking into account the aforementioned report, considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. Confirm that the lead audit partner having primary responsibility for the audit and the concurring audit partner responsible for reviewing the audit are rotated at least every five years or more frequently if required by law, and that other audit partners are rotated at least every seven years or more frequently if required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis. This Committee shall present its conclusions with respect to the independent auditor to the Board.

g.
Establish policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

3.
Oversight of the Company's Internal Audit Function

a.
Oversee the internal audit function. In this role, this Committee shall work closely with the Company's Director of Risk Assessment who shall report directly to the Audit Committee and have primary responsibility for the appointment and replacement of the internal auditing firms, including reviewing performance.

b.
Discuss with the independent auditor and management (including, for the avoidance of doubt, the Director of Risk Assessment) the primary internal auditor's responsibilities, the adequacy of its budget, the quality of its staffing and performance and any recommended changes in the planned scope of the internal audit.

c.
Review the significant reports to management prepared by the internal auditors and management's responses.

d.
Discuss with the Director of Risk Assessment and the primary internal auditor the adequacy of the Company's internal control function.

4.
Compliance Oversight

a.
Obtain from the independent auditor assurance that it is not required to make a report under Section 10A(b) of the Exchange Act (which requires the independent auditor to inform this Committee if the independent auditor detects or becomes aware of illegal acts and to provide a report to this Committee if it has reached specific conclusions with respect to such illegal acts).

b.
Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics and safety program. Obtain assurance from management, the Company's internal auditor and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Receive, review, oversee the investigation of, and address, any potential, alleged, apparent or actual violations of the Company's Code of Business Conduct and Ethics with respect to the directors and executive officers of the Company (including, but not limited to, the principal executive officer, the principal financial officer and the principal accounting officer). In that respect, this Committee may recommend the implementation of remedial protective procedures, may grant waivers and may recommend imposition of sanctions (including termination). Review reports and disclosures of insider and affiliated party transactions.

c.
Establish and oversee procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

d.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

e.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

f.
Review any items brought directly to this Committee's attention by management, the law department, the independent auditors or the internal auditors or such other related matters as this Committee, in its own discretion, determines to be appropriate in the circumstances.

g.
Receive reports of the Corporate Risk Committee and address such matters as this Committee may deem appropriate.

5.
Administrative Matters

a.
Annually review this Committee's own performance.

b.
Review, and adopt revisions for, this Charter.

c.
Prepare this Committee's report for the annual proxy statement.

d.
Through its Chair, make regular reports to the Board.

e.
This Committee shall meet periodically with management, including the General Counsel, the internal auditors and the independent auditor, both with management present and in separate executive sessions.

COMMITTEE POWERS

The Committee shall have the following powers:

  1.
  To engage accounting or other advisors (including independent counsel) and to have direct access to all such advisors without the presence of any officer of the Company.

  2.
  To interview and meet with any employee of the Company without the presence of any officer of the Company.

  3.
  To investigate any matter brought to its attention within the scope of its duties.

  4.
  To form and delegate authority to subcommittees and to delegate authority to one or more of the members.

  5.
  Such other powers as may be necessary to fulfill its purposes.

APPENDIX B

EQUITABLE RESOURCES, INC.
EXECUTIVE SHORT-TERM INCENTIVE PLAN

        Section 1.    Incentive Plan Purposes.    The main purposes of the Equitable Resources, Inc. (the "Company") Executive Short-Term Incentive Plan (the "Plan") are to maintain a competitive level of total cash compensation and to align the interests of the Company's executive employees with those of the Company's shareholders, customers and with the strategic objectives of the Company. By placing a portion of executive employee compensation at risk, the Company can reward performance based on the overall performance of the Company.

        Section 2.    Effective Date.    The original effective date of this Plan is January 1, 2001. The Plan was amended and restated subject to shareholder approval on December 7, 2005. The Plan will remain in effect from year to year (each calendar year shall be referred to herein as a "Plan Year") until formally amended or terminated in writing by the Company's Board of Directors or the Compensation Committee of the Board of Directors ("Committee") and as provided in Section 13 or the occurrence of a Change of Control as provided in Section 11.

        Section 3.    Eligibility.

  (a)
  All executive officers of the Company shall be eligible to participate in the Plan; provided, however, that no employee who participates in the Company's annual Short-Term Incentive Plan shall be eligible to participate in the Plan.

  (b)
  The Committee may designate any other employee for participation in the Plan in its complete and sole discretion. Eligible employees who are designated to participate in the Plan for any Plan Year will be notified in writing of their participation and given a Plan document for their reference.

        Section 4.    Administration of the Plan.    The Plan shall be administered by the Committee, which shall be comprised solely of two or more outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. On an annual basis, the Committee shall designate the participants and determine the Performance Goals, as defined in Section 5 of the Plan, and the Incentive Targets, as defined in Section 6 of the Plan. Prior to payment of any Incentive Awards, as defined in Section 6 of the Plan, the Committee shall certify in writing that the Performance Goals and other material terms were satisfied, which writing may include meeting minutes of the Committee. The Committee shall also review and approve any proposed amendments to the Plan throughout the Plan Year.

        Section 5.    Performance Goals.

  (a)
  Each participant shall have specific performance goals (the "Performance Goals") determined for his or her position for the subject Plan Year. These Performance Goals will support the approved business plan of the Company, affiliate or business unit, as applicable, and be based upon the specific performance measures established by the Committee for the Plan Year.

  (b)
  A copy of each participant's Performance Goals shall be determined in writing, and kept on file by the Committee and with the appropriate business segment Human Resources Department, not later than 90 days after the commencement of the Plan Year to which they relate; provided that in no event will Performance Goals be established after 25 percent of the Plan Year has elapsed or when the outcome of such Performance Goals is no longer substantially uncertain.

  (c)
  The Performance Goals determined by the Committee will be based upon one or more of the following objective performance measures and expressed in either, or a combination of, absolute or relative values: earnings per share, earnings per share growth, net income, revenue growth, revenues, expenses, return on equity, return on total capital, return on assets, earnings (including EBITDA and EBIT), cash flow, share price, economic value added, gross margin, operating income, or total shareholder return. The Performance Goals may be based either on the performance of the Company, a subsidiary or subsidiaries, any branch, department, business unit, or other portion thereof under such measure for the Plan Year and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other comparative measure selected by the Committee at the time of making an Incentive Award.

  (d)
  When the Performance Goals are determined by the Committee, the Committee shall specify the manner in which the Performance Goals shall be calculated and may also determine that unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws, shall be excluded from the calculation of the Performance Goal.

        Section 6.    Incentive Targets and Awards.

  (a)
  Incentive compensation targets ("Incentive Targets") shall be determined by the Committee and expressed as a percentage of the participants' base salary in effect at the time the Performance Goal is established. The Incentive Targets shall be based upon the level of achievement of the Performance Goals, and shall be determined in writing by the Committee at the commencement of each Plan Year.

  (b)
  Incentive awards ("Incentive Awards") may be earned by participants during a Plan Year; provided, however, that payment of any Incentive Award under the Plan to a participant (i) shall be contingent upon the attainment of the Performance Goals established by the Committee for the Plan Year and (ii) may not exceed the participant's Incentive Target established for the actual level of achievement attained.

  (c)
  The Committee shall have no discretion to increase any Incentive Target or Incentive Award payable that would otherwise be due upon attainment of the Performance Goals, but the Committee may in its discretion reduce or eliminate such Incentive Target or Incentive Award; provided, however, that the exercise of such negative discretion shall not be permitted to result in any increase in the amount of any Incentive Target or Incentive Award payable to any other participant.

  (d)
  The maximum Incentive Award payable to any participant for any Plan Year is $5,000,000.

  (e)
  Except as provided in Section 7 of the Plan, Incentive Awards shall be paid in cash within 2 1/2 months following the end of a Plan Year and after the Committee has determined and certified in writing the extent to which the Performance Goals have been attained and the Incentive Awards have been earned.

        Section 7.    Form of Payment.    The Committee may, in its discretion, determine to satisfy, in whole or in part, an obligation for any Incentive Award by issuing, in substitution for a cash payment, shares of Company common stock having a value equal to the cash payment, under and pursuant to the terms of the Company's 1999 Long-Term Incentive Plan, or any successor or substitute plan, in the case of a participant who at the time of payment has not met the stock ownership requirements set by the Committee.

        Section 8.    Impact on Benefit Plans.    Payments under the Plan shall not be considered as earnings for purposes of the Company's qualified retirement plans or any such retirement or benefit plan unless specifically provided for and defined under such plans.

        Section 9.    Tax Consequences.    It is intended that nothing in this Plan shall change the tax consequences of the Plan under Federal or State law and specifically shall not cause the participants in the Plan to be taxed currently under the Constructive Receipt or Economic Benefit Doctrines and as expressed in Sections 451 and 83 of the Code. The terms, requirements and limitations of this Plan shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

        Section 10.    Change of Status.    In making decisions regarding employees' participation in the Plan, the Committee may consider any factors that they may consider relevant. The following guidelines are provided as general information regarding employee status changes:

  (a)
  New Hire, Transfer, Promotion. A newly hired employee qualifying for participation will participate in the Plan Year following the year in which they are hired, unless otherwise specified in their employment offer. An employee who is promoted or transferred during the first 90 day period of the Plan Year to a position qualifying for participation may be recommended for a pro rata Incentive Award under the Plan based on the level of participation in his or her previous program and the percentage of the Plan Year the employee is in the participating position. This includes employees who leave positions that qualify for incentive payments in other Company business segments. These potential payments shall be considered when determining the employee's Incentive Target and Incentive Award under this Plan.

  (b)
  Demotion. No Incentive Award shall be paid to an employee who has been demoted during the Plan Year because of performance. If the demotion is due to an organizational change, a pro rata Incentive Award may be made, provided the employee otherwise qualifies for payment of an Incentive Award.

  (c)
  Termination. No Incentive Award shall be paid to any employee whose services are terminated during the Plan Year for reasons of misconduct, failure to perform, or other cause. If the termination is due to reasons such as reorganization, and not due to the fault of the employee, the employee may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award.

  (d)
  Resignation. No Incentive Award shall be paid to an employee who resigns for any reason before Incentive Awards are paid; provided, however, if the employee has voluntarily terminated his or her employment with the Company's consent a pro rata Incentive Award may be made, provided the employee otherwise qualifies for payment of an Incentive Award.

  (e)
  Death and Disability. An employee whose status as an active employee is changed during the Plan Year for any reason other than the reasons cited above, including termination for death or disability, may be considered for a pro rata Incentive Award, provided the employee otherwise qualifies for payment of an Incentive Award. In the event that an Incentive Award is paid on behalf of an employee who has terminated employment by reason of death, any such payments or other amounts due shall be paid to the employee's estate.

Nothing in the Plan or in any Incentive Target or Incentive Award shall confer any right on any employee to continue in the employ of the Company, its affiliates or any business unit. In the event any payments are made under the guidelines provided in this Section 10, the timing of such payments shall be in accordance with the provisions of Section 6(e) except to the extent as may be necessary to delay payment to avoid the imposition of additional taxes and interest under Section 409A of the Code.

        Section 11.    Change of Control.    In the event of a Change of Control of the Company, as then defined under the Company's 1999 Long-Term Incentive Plan, or its successor, the Plan Year shall end on the date of the Change of Control, the Performance Goals shall be deemed to have been achieved for the pro-rata portion of the calendar year that elapsed through the date of the Change of Control, at target levels or, if, actual performance is greater, at actual levels, and Incentive Awards shall be paid to participants on such pro-rata basis in accordance with the provisions of Section 6(e), but subject to the Committee's overall discretion as provided in Section 6(c).

        Section 12.    Dispute Resolution.    The following is the exclusive procedure to be followed by all participants in resolving disputes arising from payments made under this Plan. All disputes relative to a given Plan Year must be presented to the Committee within thirty (30) days following the payment date of the Incentive Award for that Plan Year, or the participant's right to dispute a payment will be irrevocably waived. The employee with the concern will be given an opportunity to present his or her issues to the Committee. A decision will be rendered by the Committee within ten (10) business days of the meeting. The Chairperson of the Committee will be responsible for preparing a written version of the decision. The decision by the Committee regarding the matter is final and binding on all Plan participants.

        Section 13.    Amendment or Termination of this Plan.    The Company's Board of Directors and the Committee shall each have the right to amend or terminate the Plan at any time; provided, however, that the material terms of the Performance Goals, including any amendments to the class of employees eligible to receive compensation pursuant to, or participate in, the Plan, the criteria upon which the Performance Goals are based or the maximum amount of compensation payable to any employee hereunder, may not be amended without shareholder approval. No employee or participant shall have any vested right to payment of any Incentive Award hereunder prior to its payment. The Company shall notify affected employees in writing of any amendment or Plan termination.

The Board of Directors recommends a vote FOR Item 1, Item 2 and Item 3									Please Mark Here for Address Change or Comments	☐
									SEE REVERSE SIDE
						FOR	AGAINST	ABSTAIN
1. Election of Directors—Term expiring 2009				2.	Ratify Appointment of Ernst & Young LLP as independent registered public accountants	☐	☐	☐	Mark here if you plan to attend the meeting. Please send Admittance Card.	☐
Nominees:
01 02 03	Thomas A. McConomy, Barbara S. Jeremiah and Lee T. Todd, Jr., Ph.D.	FOR ☐	WITHHELD ☐	3	Consider and approve the amendment and continuation of the Executive Short-Term Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
(INSTRUCTIONS: To withhold authority to vote for a particular nominee, write that nominee's name in the space provided here.)
					Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

By checking the box at right, I consent to view Annual Reports on Form 10-K and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, 480 Washington Boulevard, Jersey City, NJ 07310 and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.										☐

						This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees in Item 1 above, FOR the ratification of the independent registered public accountants in Item 2 above and FOR the amendment and continuation of the Executive Short-Term Incentive Plan in Item 3 above. The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.
						THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

Signature	Signature	Date	, 2006

Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

^    FOLD AND DETACH HERE    ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/eqt		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted with instructions to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be given instructions on how to cast your vote.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

To view the 2005 Form 10-K, Annual Report and Proxy Materials online, go to: http://www.eqt.com

225 North Shore Drive Pittsburgh, PA 15212-5861

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        Johanna G. O'Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 12, 2006, at 10:30 a.m. local time, in the SpringHill Suites North Shore, 223 Federal Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR the ratification of Ernst & Young, LLP as independent registered public accountants and FOR the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan and will vote in their discretion on such other matters that may properly come before the meeting.

        A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason.

        This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR ratification of Ernst & Young, LLP as independent registered public accountants and FOR the amendment and continuation of the Equitable Resources, Inc. Executive Short-Term Incentive Plan.

Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.

Address Change/Comments (Mark the corresponding box on the reverse side)

^    FOLD AND DETACH HERE    ^

EQUITABLE RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, APRIL12, 2006
10:30 A.M.

SPRINGHILL SUITES NORTH SHORE
223 Federal Street, Pittsburgh, PA

YOUR VOTE IS IMPORTANT!

You can vote by Internet, telephone or mail.
See the instructions on the other side of this proxy card.

You can now access your Equitable Resources account online.

Access your Equitable Resources shareholder account online via Investor ServiceDirect (ISD).

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Notice of Annual Meeting of Shareholders To Be Held April 12, 2006
TABLE OF CONTENTS
EQUITABLE RESOURCES, INC. 225 North Shore Drive Pittsburgh, PA 15212-5861
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
ITEM NO. 1 — ELECTION OF DIRECTORS
NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2009
DIRECTORS WHOSE TERMS EXPIRE IN 2008
DIRECTORS WHOSE TERMS EXPIRE IN 2007
CORPORATE GOVERNANCE
DIRECTORS' COMPENSATION AND RETIREMENT PROGRAM
STOCK OWNERSHIP AND PERFORMANCE
EQUITY COMPENSATION PLANS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option/SAR Grants in 2005
Aggregated Option/SAR Exercises in 2005 & Year-End 2005 Option/SAR Values
Long-Term Incentive Plans—Awards in 2005
EMPLOYMENT AND OTHER ARRANGEMENTS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ITEM NO. 3 — PROPOSAL TO APPROVE THE AMENDMENT AND CONTINUATION OF THE EXECUTIVE SHORT-TERM INCENTIVE PLAN
ADDITIONAL INFORMATION
APPENDIX A
EQUITABLE RESOURCES, INC. AUDIT COMMITTEE CHARTER (Adopted by this Committee on January 13, 2004, revised December 6, 2005)
APPENDIX B EQUITABLE RESOURCES, INC. EXECUTIVE SHORT-TERM INCENTIVE PLAN